----------------------------------------------------------------
          ------------------------------------------------------------


                  BETWEEN


                           MAGELLAN PETROLEUM (N.T.) PTY. LTD.

                           UNITED OIL & GAS CO. (N.T.) PTY. LTD.

                           CANSO RESOURCES LIMITED

                           OILMIN (N.T.) PTY. LTD.

                           KREWLIFF INVESTMENTS PTY. LTD.

                           TRANSOIL (N.T.) PTY. LTD.

                           FARMOUT DRILLERS N.L.

                           INTERNATIONAL OIL PROPRIETARY









                          MEREENIE OPERATING AGREEMENT









          ------------------------------------------------------------
        ----------------------------------------------------------------

                          CHAMBERS McNAB TULLY & WILSON
                              SOLICITORS & NOTARIES

                                324 QUEEN STREET
                                    BRISBANE

                               TELEPHONE 228 9333

                                      (RAN)

             M E R E E N I E   O P E R A T I N G   A G R E E M E N T

                                TABLE OF CONTENTS

Clause                         Heading                                      Page

   1.      DEFINITIONS: INTERPRETATIONS                                       3

           1.1      Definitions                                               3
           1.2      Interpretation                                            6

   2.      APPLICATION AND OBJECTIVES OF AGREEMENT:
           COVENANTS                                                          7

           2.1      Operating Agreement                                       7
           2.2      Venture of Parties                                        7
           2.3      Duration of Venture                                       7
           2.4      Covenants by the Parties                                  7

   3.      OWNERSHIP OF CONCESSION AND OTHER INTERESTS -
           APPLICABLE ROYALTIES                                               8

           3.1      Deemed Ownership of Concession                            8
           3.2      Royalties on Production                                   8

   4.      OWNERSHIP OF PRODUCTION                                            8

           4.1      Ownership of Production                                   8

   5.      OPERATOR 8

           5.1      Initial Operator                                          8
           5.2      Automatic Removal of Operator                             9
           5.3      Removal of Operator                                       9
           5.4      Challenge of Operator                                     9
           5.5      Resignation of Operator                                  10
           5.6      Appointment of New Operator                              10
           5.7      Transfer of Property on Change of Operator               11
           5.8      Assumption of Liability                                  11
           5.9      Audit on Change of Operator                              11

   6.      GENERAL DUTIES OF OPERATOR                                        11

           6.1      Operator to have Charge                                  11
           6.2      Competitive Contracts:  Use of Own Equipment             12
           6.3      Various Duties of Operator                               12
           6.4      Handling of Claims                                       13
           6.5      Preparation of Reports                                   13
           6.6      Standard of Care                                         14
           6.7      Indemnification of Operator                              14

Clause                         Heading                                      Page

   7.      NON-OPERATORS RIGHTS TO ACCESS AND INFORMATION                    14

           7.1      General Right to Access and Information                  14
           7.2      Right of Access                                          15
           7.3      Information from Surveys                                 15
           7.4      Notices as to Drilling                                   15
           7.5      Operator's Duties During Drilling                        16
           7.6      Information During Drilling                              16
           7.7      Information after Completion of Drilling                 17
           7.8      Periodic Reports                                         18
           7.9      Copies of Reports to Government                          18
           7.10     Information to Non-Operator                              18
           7.11     Non-Operator in Default                                  18

   8.      THE OPERATING COMMITTEE                                           19

           8.1      Establishment of Operating Committee                     19
           8.2      Notification of Representatives                          19
           8.3      Powers of Operating Committee                            19
           8.4      Any Non-Operator May Submit Matters                      20

   9.      MEETINGS AND VOTING OF OPERATING COMMITTEE                        20

           9.1      Times and Agenda for Meetings                            20
           9.2      When No Notice Necessary                                 20
           9.3      Minutes of Meeting                                       20
           9.4      Place for Meetings                                       20
           9.5      Advisers May Attend                                      21
           9.6      Votes Required for Committee Decisions                   21
           9.7      Other Forms of Voting                                    21
           9.8      Decisions Binding On All Parties                         21
           9.9      Quorum For Meetings                                      21
           9.10     Voting at Adjourned Meetings                             22

  10.      PROGRAMMES AND BUDGETS                                            22

           10.1     Operator to Prepare Programmes and Budgets               22
           10.2     Times for Submission                                     22
           10.3     Contents of Programmes and Budgets                       22
           10.4     Approval of Programmes and Budgets                       23
           10.5     Operator to Act in Absence of Approval                   24
           10.6     Notice of Excess Expenditures                            24
           10.7     Approved Programme to Continue Unless Modified           25

  11.      CHARGING OF COSTS                                                 25

           11.1     Authorised Costs and Expenses                            25
           11.2     To Be Charged for the Joint Account                      25
           11.3     Establishment of Records                                 25
           11.4     Treatment of Any Subsidy or Contribution                 25

Clause                         Heading                                      Page

  12.      CONTRIBUTIONS BY THE PARTIES                                      26

           12.1     Payment by Operator and Reimbursement                    26
           12.2     Call By Operator                                         26
           12.3     Adjustment                                               27
           12.4     Defaulting Party Liable for Interest                     27
           12.5     Banking and Investment of Funds                          27

  13.      INSURANCE                                                         28

           13.1     Operator to Maintain Insurance                           28
           13.2     Advice to Non-Operators of Current Insurance             28
           13.3     Increase in Insurance                                    29
           13.4     Right to Carry Own Insurance                             29
           13.5     Cost of Insurance for the Joint Account                  29

  14.      SOLE RISK OPERATIONS - GEOLOGICAL AND GEOPHYSICAL
           SURVEYS  29

           14.1     Application                                              29
           14.2     Notice of Operations                                     29
           14.3     Consent by Others                                        30
           14.4     Operator for Sole Risk Operations                        30
           14.5     Non-Consenting Party                                     30
           14.6     Right to Information                                     30

  15.      SOLE RISK OPERATIONS DRILLING OF WELLS                            31

           15.1     Application                                              31
           15.2     Definition of Terms                                      31
           15.3     Notice of Drilling                                       32
           15.4     Notice of Participation                                  32
           15.5     Unanimous Participation                                  32
           15.6     Non-Desiring Party                                       32
           15.7     Operator for Sole Risk Drilling                          33
           15.8     Time for Commencement                                    33
           15.9     Obligation of Desiring Parties                           33
           15.10    Conformity to Spacing Patterns                           34
           15.11    Penalties Payable by Non-Desiring Parties                34
           15.12    Deepening of Wells                                       36

  16.      DISPOSITION OF PRODUCTION                                         37

           16.1     Separate Ownership of Petroleum                          37
           16.2     Right to Separate Facilities                             37
           16.3     Underlifting Procedure                                   37
           16.4     Payments Direct to Each Party                            38
           16.5     Extra Expenditure                                        38

Clause                         Heading                                      Page

  17.      DEFAULTS IN PAYMENT                                               38

           17.1     Notice of Default                                        38
           17.2     Defaulting Party May Be Sued                             38
           17.3     Certain Non-Defaulting Parties to Contribute             39
           17.4     Rights of Contributing Parties                           39
           17.5     Cross Charge                                             39
           17.6     Suspension of Rights of Defaulting Party                 40
           17.7     Default of Operator in Payment                           40
           17.8     Application of Defaulting Party's Funds                  40
           17.9     Option to Dilute Interest of Defaulting Party            41
           17.10    Dilution Formation                                       41
           17.11    Distribution of Working Interest Available on Dilution   42
           17.12    Extinguishment of Amount Due                             42
           17.13    Repayment of Loan Funds                                  42
           17.14    Interest Distributed Clearof Charges                     43

  18.      WITHDRAWAL                                                        43

           18.1     Any Party May Withdraw                                   43
           18.2     Notice of Withdrawal                                     43
           18.3     Other Parties May Accept Assignment                      43
           18.4     Prompt Execution of Documents                            44
           10.5     Withdrawing Party's Obligations                          44
           18.6     Costs of Assignment                                      44
           18.7     Assignment to All Parties                                44

  19.      ASSIGNMENT - MORTGAGES                                            44

           19.1     Right to Assign                                          44
           19.2     Assumption by Transferee                                 45
           19.3     Covenant by International                                45
           19.4     Charge of Working Interest                               45

  20.      AUSTRALIANISATION                                                 47

           20.1     Australianisation                                        47

  21.      RELEASE OF INFORMATION                                            48

           21.1     Information Confidential                                 48
           21.2     Disclosure to Listed Companies                           48
           21.3     Copy Notice to Other Parties                             49
           21.4     Announcements                                            49

  22.      RELATIONSHIP OF THE PARTIES                                       49

           22.1     Rights and Obligations Several                           49
           22.2     No Joint Liability                                       49
           22.3     Ratio of Working Interest                                49

Clause                         Heading                                      Page

  23.      FORCE MAJEURE                                                     50

           23.1     Obligations Suspended By Force Majeure                   50
           23.2     Certain Actions Not Required                             50
           23.3     Meaning of Force Majeure                                 50

  24.      LAWS AND REGULATIONS                                              50

           24.1     Subject to Minister's Consent                            50
           24.2     Subject to Applicable Laws                               50
           24.3     Proper Law                                               51
           24.4     Submission to Jurisdiction                               51

  25.      ABORIGINAL LANDS                                                  51

           25.1     Aboriginal Lands                                         51

  26.      DEALINGS WITH THE GOVERNMENT AND LAND COUNCIL                     51

           26.1     Dealings by Title Ho1der                                 51
           26.2     Consultation with Operator                               51
           26.3     Operator May Attend Meetings                             52

  27.      NOTICES                                                           52

           27.1     Addresses for Notices                                    52
           27.2     How Notices Given                                        53
           27.3     Australian Representative and Address                    53

  28.      GENERAL                                                           53

           28.1     Mutual Indemnity                                         53
           28.2     Limited Invalidity                                       54
           28.3     Waiver                                                   54
           28.4     Low Monies Paid                                          54
           28.5     Successors Bound                                         54
           28.6     Further Assurances                                       54
           28.7     Amendment                                                54
           28.8     No Partition                                             54
           28.9     Counterparts                                             54

                          MEREENIE OPERATING AGREEMENT


THIS OPERATING AGREEMENT made the 27th day of April 1984 between


MAGELLAN PETROLEUM (N.T. ) PTY. LTD. a Company incorporated in the State of Queensland and having its registered office in the Northern Territory at C/- Veritatem Nominees (N.T.) Pty. Ltd., 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin (hereinafter called "Magellan") of the First Part


UNITED OIL & GAS CO. (N.T.) PTY. LTD. a Company incorporated in the State of Queensland and having its registered office in the Northern Territory at C/- Veritatem Nominees (N.T.) Pty. Ltd., 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin aforesaid (hereinafter called "United") of the Second Part


CANSO RESOURCES LIMITED a Company incorporated in the State of New South Wales and having its registered office in the Northern Territory at C/- Wardell Nominees Pty. Ltd., First Floor, 19 The Mall, Darwin aforesaid (hereinafter called "Canso") of the Third Part


OILMIN (N.T.) PTY. LTD. a Company incorporated in the State of Queensland and having its registered office in the Northern Territory at C/- Veritatem Nominees (N.T.) Pty. Ltd., 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin aforesaid (hereinafter called "Oilmin") of the Third Part


KREWLIFF INVESTMENTS PTY. LTD. a Company incorporated in the State of New South Wales and having its registered office in the Northern Territory at C/- Veritatem Nominees (N.T.) Pty. Ltd., 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin aforesaid (hereinafter called "Krewliff") of the Fourth Part


TRANSOIL (N.T.) PTY. LTD. a Company incorporated in the State of Queensland and having its registered office in the Northern Territory at C/- Veritatem Nominees (N.T.) Pty. Ltd., 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin aforesaid (hereinafter called "Transoil") of the Fifth Part


FARMOUT DRILLERS NL a Company incorporated in the Australian Capital Territory and having its registered office in the Northern Territory at C/- Wilson, Bishop, Bowes & Craig, City Mutual Building, 62 Cavenagh Street, Darwin aforesaid (hereinafter called "Farmout") of the Sixth Part

INTERNATIONAL OIL PROPRIETARY a Company incorporated in the State of Victoria having its registered office at 33rd Floor, BHP House, 140 William Street, Melbourne in the said State (hereinafter called "International") of the Seventh Part

W H E R E A S:


A. Magellan is the holder of Extension No. 1 of O.P. 175 in the Northern Territory issued pursuant to the Petroleum Acts and O.P. 175 contains the O.P. 175 Mereenie Area.

B. United is the holder of O.P. 178 in the Northern Territory issued pursuant to the Petroleum Acts and O.P. 178 contains the O.P. 178 Mereenie Area.

C.       On the 18th day  of  November,  1981  Magellan  was  granted  the  East
         Mereenie Lease.

D.       On the 18th day of November, 1981  United was granted the West Mereenie
         Lease.

E.       On the 18th day of  November,  1981 and  prior to the grant of the East
         Mereenie Lease and the West Mereenie Lease the CLC Agreement was entered into, the CLC Agreement being a necessary pre-requisite under
         Section 43(2) of the Aboriginal Land Rights (Northern Territory) Act 1976-1980 to the grant of the East Mereenie Lease and the West Mereenie Lease.

F. On the 18th day of December, 1981 Magellan executed transfers of interests in the East Mereenie Lease aggregating 50% therein to Oilmin, Krewliff, Transoil, and Farmout.

G. On the 18th day of December, 1981 United executed transfers of interests in the West Mereenie Lease aggregating 50% therein to Oilmin, Krewliff, Transoil, and Farmout.

H. On the 24th day of December, 1982 Magellan transferred to Canso 15% interests in the East Mereenie Lease and in the O.P. 175 Mereenie Area.

I. On the 24th day of December, 1982 United transferred to Canso 20% interests in the West Mereenie Lease and in the O.P. 178 Mereenie Area.

J. Set forth in Part A of the First Schedule hereto are the Working Interests presently held by the Parties in the East Mereenie Block and in Part B of the First Schedule hereto certain agreements which are binding on the Parties hereto and which provide for the payment of certain royalties (in addition to the Statutory Royalty) with respect to the East Mereenie Block are described.

K. Set forth in Part A of the Second Schedule hereto are the Working Interests presently held by the Parties in the West Mereenie Block and in Part B of the Second Schedule hereto certain agreements which are binding on the Parties hereto and which provide for the payment of certain royalties (in addition to the Statutory Royalty) with respect to the West Mereenie Block are described.

L. By Agreement dated the 7th day of September, 1979 between Austram Oil Pty. Ltd. and International (as amended by Adendum made 7th September, 1979 and a Deed dated 27th day of March, 1980 between Krewliff, Austram Oil Ltd. and International), International acquired all the rights of Austram Oil Ltd. under an Agreement dated 26th June, 1964 between Austram Oil Ltd. and Krewliff and in the circumstances described therein International could be entitled to a 6.25% Working Interest out of the interest of Krewliff.

M. The Parties desire to operate the East Mereenie Block and the West Mereenie Block as one unit.

N. The Parties have agreed that the respective Working Interests of the Parties in the Concession shall be as set forth in the Third Schedule hereto and that this Agreement shall apply to the Concession in replacement of the agreements described in the Fourth Schedule hereto.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:-

1.                DEFINITIONS:  INTERPRETATION

1.1 Definitions. Certain terms used in this Agreement have the fol1owing meanings assigned to them:-

1.1.1 "Accounting Procedure" means the Accounting Procedure which is annexed hereto marked "A".

1.1.2 "Affiliate" in relation to a corporation shall mean a corporation which is related to that corporation within the meaning of the Companies Act of the Northern Territory of Australia.

1.1.3. "Agreement" means this operating agreement, its recitals, its annexures and its schedules.

1.1.4 "CLC Agreement" means the agreement dated 18th November, 1991 between Magellan, United, Oilmin, Krewliff, Transoil, Farmout and the Central Land Council.

1.1.5 "Concession" shall mean the aggregate of the East Mereenie Block and the West Mereenie Block and shall include all permits, leases or other instruments conferring rights to the exploration for and production of Petroleum from the areas or any of them presently contained within the Concession or any extensions or renewals thereof or any such instruments issued in substitution therefor which may from time to time be granted pursuant to the Petroleum Act to the extent that such permits, leases or other instruments are in respect of the present area of the Concession or any part thereof.

1.l.6 "Concession Year" shall mean a period of twelve calendar months commencing on each first day of July during the term of this Agreement, or such other date as the Working Interest holders may unanimously agree.

1.1.7 "Default Interest Rate" shall mean the rate of interest five percent (5%) in excess of the rate from time to time charged by the Operator's principal bankers in Australia from time to time on overdrafts below of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) as certified by the manager of the Bank at which the Operator's principal account is maintained, or such other rate as the Working Interest holders may unanimously agree.

1.1.8 "East Mereenie Block" shall mean the aggregate of the O.P. 175 Mereenie Area and the area the subject of the East Mereenie Lease.

1.1.9 "East Mereenie Lease" shall mean Petroleum Lease No. 5 granted under the Petroleum Act the area of which is outlined in green on the map which is the Fifth Schedule hereto together with all other titles conferring rights to explore for or produce Petroleum arising from, out of, or in substitution for the said Petroleum Lease No. 5.

1.1.10 "Joint Account" shall mean the account and records maintained by the Operator to cover and record the expenditure and other accounting effects including receipts and debits for Work conducted under this Agreement and "for the Joint Account" shall mean for the benefit, interest, ownership, risk, cost, expense and obligation of the Parties hereto in proportion to their respective Working Interests.

1.1.11 "Joint Facilities" save as hereinafter excepted, shall mean all real and personal property, wells, equipment, machinery, plants and other facilities now held by or on behalf of the Parties hereto, or any of them, on or with respect to the Concession or hereinafter acquired for the Joint Account for present or contingent use or to be held for such use in operations conducted for the Joint Account, except the Concession, and except the OIME SL750 drilling rig and ancillary equipment currently used for drilling operations on the Concession.

1.1.12 "Non-Operator" shall mean a Party other than the Operator which holds a Working Interest.

1.1.13 "Operator" shall mean the Party from time to time appointed as such under this Agreement.

1.1.14 "Operating Committee" shall mean the Operating Committee established under this Agreement.

1.1.15 "OP175" shall mean Extension No. 1 of Oil Permit 175 granted under the Petroleum Act and all other titles conferring rights to explore for or produce Petroleum arising from, out of, or in substitution for the said Extension No. 1 of Oil Permit 175.

1.1.16 "OP175 Mereenie Area" shall mean that part of OP175 outlined in blue on the map which is the Fifth Schedule hereto.

1.1.17 "OP178" shall mean Oil Permit 178 granted under the Petroleum Act and all other titles conferring rights to explore for or produce Petroleum arising from, out of, or in substitution for the said Oil Permit 178.

1.1.18 "OP178 Mereenie Area" shall mean that part of OP178 outlined in red on the map which is the Fifth Schedule hereto.

1.1.19 "Petroleum" shall mean naturally occurring hydrocarbons in a free state whether gaseous liquid or solid but does not include coal shale or a substance which may be extracted from coal shale or other rock by the application of heat or by a chemical process.

1.1.20 "Petroleum Act" shall mean the Petroleum (Prospecting & Mining) Act 1954-1982 of the Northern Territory of Australia and any regulations or rules made thereunder and any statutory amendment or replacement thereof.

1.1.21 "Sole Risk Operator" shall mean the Sole Risk Operator appointed under Clauses 14.4 or 15.7 hereof.

1.1.22 "West Mereenie Block" shall mean the aggregate of the OP178 Mereenie Area and the area the subject of the West Mereenie Lease.

1.1.23 "West Mereenie Lease" shall mean Petroleum Lease No. 4 granted under the Petroleum Act the area of which is outlined in yellow on the map which is the Fifth Schedule hereto together with all other titles conferring rights to explore for or produce Petroleum arising from, out of, or in substitution for the said Petroleum Lease No. 4.

1.1.24 "Work" shall mean all exploration, development, processing, reporting, analysing, studying or any other operations or actions of whatsoever kind which are appropriate to the exploration of the Concession, the assessing of the Petroleum content of the Concession, the investigation of the feasibility of carrying out Petroleum production operations on the Concession and the carrying out of Petroleum production operations on the Concession when the foregoing are authorised or required under the terms of this Agreement.

1.1.25 "Working Interest" shall mean the ratio expressed as a percentage in which a Party at any given time shares in the Concession (unless the context indicates that the term is used with respect to some other right or title other than the Concession) and the Joint Facilities and the full benefit and advantage of all Work done on or with respect to the Concession and in all other rights and obligations of the Parties under this Agreement.

1.2 Interpretation. In this Agreement, unless the context requires otherwise: -

1.2.1             monetary references are references to Australian currency;

1.2.2 the headings to any clauses or sub-clauses do not affect the interpretation thereof;

1.2.3 words importing the singular include the plural and vice versa;

1.2.4             reference to a person includes a corporation and vice versa.

2.                APPLICATION AND OBJECTIVES OF AGREEMENT:
                  COVENANTS

2.1 Operating Agreement. The Parties hereby agree as from the date hereof that this Agreement shall be the Operating Agreement applying as a single Operating Agreement to the Concession and that at the date hereof this Agreement is the sole agreement between the Parties with respect to its object matter. As from the date hereof the documents described in the Fourth Schedule shall be of no further effect with respect to the Concession but notwithstanding the foregoing, no Party shall be relieved of any liability or obligation in existence as at the date hereof with respect to the Concession and such documents or agreements shall remain in effect for the purpose of final settlement of such liabilities or obligations between the Parties and shall also remain in effect with respect to any areas titles or rights (other than the Concession) which are subject to the terms thereof.

2.2 Venture of Parties. Pursuant to this Agreement the parties shall be associated in a venture to appraise reserves of Petroleum in and to develop and produce Petroleum in payable quantities from the Concession and to do all things reasonably conducive thereto.

2.3 Duration of Venture. The venture constituted hereby ("the Venture") shall continue while the Parties hold the Concession or any part thereof or until one Party only remains the sole holder of the Concession whichever shall first occur and thereafter until there has been a final accounting between the parties pursuant to this Agreement.

2.4 Covenants by the Parties. The Parties covenant with each other as follows:-

         (a) to diligently observe and perform all of their respective specific obligations under the Concession;

         (b)      generally to keep the Concession in good standing;

         (c) to be just and faithful to each other in all things relating to this Agreement and to the Work and all other operations hereunder and except as provided hereunder not to undertake any action which might cause detriment to any other party;

         (d) not to engage (either alone or in association with others) in any activity in relation to the Concession and the Joint Facilities other than in accordance with this Agreement.

3.                OWNERSHIP OF CONCESSION AND OTHER INTERESTS -
                  APPLICABLE ROYALTIES

3.1 Deemed Ownership of Concession. Notwithstanding the differing interests of the Parties in the East Mereenie Block and the West Mereenie Block, the Parties agree that for all the purposes of this Agreement, the Concession, the Joint Facilities and the full benefit and advantage of all Work done or with respect to the Concession and all other benefits of the Concession shall beneficially be owned at the date hereof by the Parties in the Working Interests set forth in the Third Schedule hereto.

3.2. Royalties on Production. The Parties acknowledge that they are bound by the terms and obligations entered into by the grantors under the agreements described in Part B of the First Schedule and Part B of the Second Schedule and that the Parties will pay the royalties thereunder and meet the obligations thereunder severally in the proportion of their Working Interests in the Concession from time to time.

4.                OWNERSHIP OF PRODUCTION

4.1               Ownership of Production.   All  Petroleum  produced  from  the
Concession shall be owned by the Parties as tenants in common in proportion to their Working Interests from time to time.

5.                OPERATOR

5.1 Initial Operator. The Operator of the Concession at the date of commencement of this Operating Agreement is Oilmin. If Oilmin ceases for any reason to be the initial Operator Magellan shall be entitled to elect to be Operator by delivering to all Working Interest holders notice to that effect prior to the holding of a meeting of the Operating Committee to appoint a successor to Oilmin as initial Operator but such right shall not be transferrable or assignable by Magellan.

5.2 Automatic Removal of Operator If the Operator becomes bankrupt or insolvent or commits or suffers any act of bankruptcy or insolvency, or makes any assignment for the benefit of creditors, or goes into liquidation (other than for the purpose of reconstruction) or has a receiver appointed of the whole or any part of its undertaking or assets, then the Operator shall automatically without any further action or notice cease to be Operator as from the date of the act concerned.

5.3               Removal of Operator.  If the Operator:-

         (a) is served by a Party with a notice specifying a failure by the Operator to carry out its duties as Operator and the Operator fails to proceed diligently to rectify such default or fails to commence and thereafter proceed diligently to rectify such default within thirty (30) days of receiving such notice; or

         (b)      permits its Working Interest to fall below 10%; or

         (c) fails to pay its proportionate part of a debit or call made on the Parties in accordance with Clause 12 hereof,

         then notwithstanding anything else herein contained the Operator may be replaced by a resolution of the Operating Committee passed by a majority in Working Interests of the Non-Operators.

5.4               Challenge of Operator

5.4.1 If at any time during the term of this Agreement, a Non-Operator considers that the Operator is not conducting its operations as economically or as efficiently as other Operators under like conditions, the Non-Operator may, if it so desires, notify the Operator to that effect (with copy thereof to all Non-Operators), specifying the ground or grounds for complaint.

5.4.2 After such notice the Operator shall have ninety (90) days within which to correct the cause or causes of such complaint and if, at the expiration of the said ninety (90) day period, such condition or conditions have not been corrected to the satisfaction of seventy-five percent (75%) in Working Interests of the total Working Interests of the Non-Operators, then the Non-Operator may subject to Clause 5.1, after having first given the Operator ninety (90) days' notice in writing to that effect, take over from the Operator the position of Operator hereunder.

5.5. Resignation of Operator. Notwithstanding anything else herein contained to the contrary, the Operator may resign as Operator on giving each of the Non-Operators not less than ninety (90) days' notice in writing of its intention so to do.

5.6               Appointment of New Operator

5.6.1             If an  Operator  resigns or is removed  from the  position  of
                  Operator then subject to Clauses 5.1 and 5.4.2, the replacement Operator shall be appointed by resolution of the Operating Committee passed by not less than a majority vote of the Working Interests of all Parties.

5.6.2 No Party shall be appointed Operator hereunder unless it has given its written consent to the appointment and is the holder of not less than a 10% Working Interest.

5.6.3 An Operator who has been removed under Clause 5.3 shall not be re-appointed Operator for a period of twelve (12) calendar months from the date of its removal except with the unanimous consent of the Parties holding Working Interests.

5.6.4 Except as provided in Clause 5.2 hereof (in which case the Operator shall be replaced immediately), every replacement of Operator shall take effect at eight (8.00) o'clock a.m. on the first (1) day of the calendar month following the expiration of any period of notice effecting a change of Operator, notwithstanding anything hereinbefore contained.

5.6.5 Each Operator shall be deemed appointed on the terms and conditions of this Agreement.

5.7 Transfer of Property on Change of Operator. At the effective date of the resignation removal or replacement of an Operator as hereinbefore provided, the Operator being replaced shall deliver to the successor Operator possession and control of all Work being conducted by the Operator hereunder including any wells being drilled or operated by the Operator (except any Work being conducted under Clauses 14 and 15 for which the previous Operator was not Operator) and of all other facilities and all funds held for the Joint Account, together with all Petroleum, if any, which has not theretofore been delivered in kind, and books of account and records kept for the Joint Account and all documents, agreements and other papers relating thereto. Upon delivery of the said property, books and records, the Operator shall be released and discharged from its duties as Operator and the successor Operator shall assume all duties and obligations of the Operator, except the unsatisfied duties and obligations of the Operator accrued prior to the effective date of the change of Operator and for which the former Operator shall, notwithstanding its release or discharge or any term herein to the contrary, continue to remain liable.

5.8 Assumption of Liability The successor Operator and the former Operator shall use their best endeavours to have any person with whom the former Operator has contracted in its capacity as Operator to recognise the assumption of liability under any such contract by the former Operator and the Parties shall indemnify and hold harmless the former Operator from any liability properly incurred by the former Operator pursuant to its duties as Operator under any such contract prior to the effective date of its replacement removal or resignation as Operator.

5.9 Audit on Change of Operator Upon every change of Operator and by not later than sixty (60) days after the new Operator commences to act as Operator the Parties shall cause an audit to be made of the books of account and records of the Joint Venture. The cost of the audit shall be charged to the Joint Account.

6.                GENERAL DUTIES OF OPERATOR

6.1 Operator to Have Charge Subject to the terms of this Agreement and to the directions and control of the Operating Committee the Operator shall have the custody charge management and control of Work, including the right to acquire for the Joint Account all properties, both real and personal, required for such purposes and when acquired such items shall be included in the Joint Facilities. In carrying out Work and other activities authorised by this Agreement, the Operator shall act in a capacity of an independent contractor and shall have no authority to and shall not represent itself as being the agent of any Party hereto.

6.2 Competitive Contracts: Use of Own Equipment Unless the Operating Committee shall otherwise agree, all geological and geophysical surveys, all wells drilled and all other Work on the Concession shall be carried out by competitive contract unless carried out by the Operator itself. The Operator may employ its or a Party's own tools and equipment in the drilling of wells but in such event the charge therefor shall be on competitive contract basis and such work shall be performed by the Operator under the same terms and conditions as shall be customary and usual in contracts with independent contractors with similar equipment doing work of a similar nature in the area.

6.3 Various Duties of Operator Subject to the direction and control of the Operating Committee, the Operator shall, except as herein elsewhere specifically provided, for the Joint Account do all things necessary for the purpose of implementing approved programmes and budgets including but not limited to:-

         (a) pay when due all costs and expenses authorised and chargeable hereunder and all fixed payments, charges, levies, expenses and other payments required by law and incurred and arising out of Work and keep the Concession and the Joint Facilities free from liens and encumbrances in respect thereof created by or likely to be created by actions of the Operator while acting as such;

         (b) promptly commence and diligently prosecute all Work and make all payments necessary to keep the Concession and the Joint Facilities free from forfeiture or cancellation under the Petroleum Act or otherwise;

         (c) do all other acts and things necessary and advisable in the Operator's judgment to comply with the terms and conditions of the Concession in order to protect it from default and forfeiture;

         (d) provide, hire, direct and discharge all contracts, consultants, staff and employees and furnish all materials, supplies and equipment for the operation required hereunder, all the staff and employees to be and remain the separate staff and employees of the Operator and to be carried on its payroll and subject to its sole direction;

         (e) comply with all applicable laws and regulations of any governmental authority having jurisdiction concerning the Concession and with the terms of the CLC Agreement insofar as it relates to the duties of Operator hereunder;

         (f) keep an accurate record of all Work including a log of all wells drilled hereunder and accurate and itemised records of all Petroleum produced from the Concession;

         (g) keep the Joint Facilities in a safe and operable condition or some other condition approved by the Operating Committee; and

         (h) maintain the insurance to be taken out by the Operator in accordance with this Agreement.

6.4 Handling of Claims Any claim or suit touching the subject matter of this Agreement (other than a claim or suit between the Parties inter se) for any amount shall be promptly reported to the parties. Any and all such claims and suits to the extent not covered by insurance arising out of Work may be compromised and settled or shall be defended by the Operator provided however that the Operator shall not pay more than the equivalent of $25,000.00 in the settlement of any claim or suit without first obtaining the approval of the Operating Committee. For those claims and suits for an amount in excess of the equivalent of $25,000.00 the Operator shall comply with any directions given by the Operating Committee with respect hereto. Each Party hereto shall have the right to be represented by its own counsel and at its expense in the settlement, compromise or defence of claims and suits in amounts in excess of the equivalent of $25,000.00 or which, in the opinion of the Party in question, involve an issue of principle and notwithstanding any provision to the contrary, each Party may, to the extent of that part of the claim or suit for which it may be liable to settle, compromise or defend such claim or suit.

6.5 Preparation of Reports The Operator shall prepare for signature by the required parties or persons and lodging by the Operator (in conjunction with the holders of the Concession) with the proper authorities all returns or reports required by the applicable laws and regulations together with all related material required to be submitted.

6.6 Standard of Care The Operator shall conduct all Work in a good and workmanlike manner in accordance with good exploration and oilfield practice and shall ensure that the terms and conditions of the Concession are met. The Operator shall exercise good faith in its operations hereunder and where it acts as aforesaid shall not be liable for the result of any error in judgment or for the loss of or damage to any jointly owned property occurring in the course of its operations or for any loss occasioned by defects in equipment or for any other loss or damage except in each case aforesaid such loss as may result from negligence wilful misconduct or wilful failure or from the breach of the provisions of this Agreement by the Operator.

6.7 Indemnification of Operator The Operator shall not be liable to the Non-Operators for any act or omission in the conduct of Work hereunder so long as such act or omission is not due to negligence wilful misconduct or wilful failure or from the breach of the provisions of this Agreement on the part of the Operator. All liabilities incurred by the Operator in carrying out duly authorised operations hereunder except those resulting from such negligence, wilful misconduct or wilful failure or from the breach of the provisions of this Agreement shall be charged for the Joint Account and borne by the parties hereto as provided in Clause 11.2 hereof.

7.                NON-OPERATORS RIGHTS TO ACCESS AND INFORMATION

7.1 General Right to Access and Information Unless and to the extent that the provisions of this Clause 7 shall otherwise specifically provide, the Operator shall:-

         (a) give timely notice to each Non-Operator of all information under the control of the Operator in its capacity as Operator which in the reasonable opinion of the Operator is material to the Venture;

         (b) give the fullest response available from information under the control of the Operator in its capacity as Operator to any question from a Non-Operator concerning any aspect of the Venture;

         (c) supply to a Non-Operator upon request a copy of any document, communication or other writing under the control of the Operator in its capacity as Operator with respect to the Venture whether it is material or not; and

         (d) permit a Non-Operator upon reasonable notice to inspect during normal business hours any records of the Operator with respect to the Venture at the office or location where such records are normally kept PROVIDED THAT such inspection shall be carried out with a minimum of inconvenience to the Operator.

7.2 Right of Access Each Non-Operator shall at the Non-Operator's sole risk and expense at all times have the right through its authorised representatives to have access to and to observe and inspect Work and all geological, geophysical, drilling and production records and interpretations and otherwise to be fully informed as to progress and results of all operations hereunder, provided that in exercising such rights a Non-Operator shall not act in such a manner as to hinder the progress of or jeopardise the safety of Work. Each Non-Operator shall be entitled on request made prior to the taking of sample and cores from the well concerned and subject to the availability to receive core and formation samples from the intervals in each well drilled and to make copies of all documents of any kind relating to Work or proposed Work hereunder.

7.3 Information from Surveys Subject to Clause 14.6 hereof the Operator for the Joint Account shall furnish to each Non-Operator requesting them both during and upon conclusion of any geological geophysical or other survey conducted on the Concession full and complete details of the survey and of the information, data and results obtained therefrom. Such information shall include clear film transparencies and all seismic profiles and other base data and maps and other interpretative information and one copy of the final report of each seismic programme. The Operator shall at the request and cost of a non-Operator and at a time which will not impede the conduct of operations make available to the Non-Operator for copying the Operator's field records and magnetic tapes.

7.4 Notices as to Drilling The Operator shall promptly notify the Non-Operators in writing of -

         (a) the date of intended commencement and the date of actual commencement of the drilling of any well drilled hereunder; and

         (b) the location of any well fixed by giving the distances and directions thereof from at least two recognized geographical locations or the location of the well in terms of latitude and longitude and shall provide a copy of a location survey plan for such well.

7.5 Operator's Duties During Drilling In respect of the drilling of each well drilled on the Concession the Operator shall -

         (a)      Save  representative  formation samples at approximately three
                  (3) metre intervals in the said test well and keep the drilling mud or other drilling medium in appropriate condition to bring representative samples to the surface.

         (b) Have a suite of logs as approved by the Operating Committee duly carried out.

         (c) In a good and workmanlike manner core and test promptly all prospective oil and/or gas formations which may be encountered in the drilling of the well unless otherwise directed by the Operating Committee and to permit each Non-Operator to inspect any cores so taken.

         (d) In the event that any show of oil and/or gas is encountered forthwith notify each Non-Operator to such effect.

         (e) Upon the making of any drill stem test in the well immediately furnish each Non-Operator with details and results of any such test.

         (f) Permit the authorised representatives of each Non-Operator at all times (subject to safety requirements) to have access to the derrick floor, the log books, the cores and samples and any information about the well.

         (g) At the request of any Non-Operator (and provided that there is no objection on the part of the Operator and any other
                  Non-Operator) at the sole cost risks and expense of the Non-Operator conduct additional testing and/or logging and/or coring and/or deepening of any well before the drilling rig and other equipment used to drill test and core the said well has been removed from the location.

7.6 Information During Drilling During the drilling of any well hereunder the Operator shall for the Joint Account promptly furnish to each Non-Operator requesting them the following reports, information and data:

         (a) Daily drilling reports showing the nature of all work done and depth and formations penetrated;

         (b)      One copy of drilling time record on a weekly basis;

         (c) Two copies of any mechanical wireline or electrical survey or the equivalent thereto that is run in the course of the well;

         (d)      One copy of the Lithologic Log on a weekly basis;

         (e)      One set of ditch samples;

         (f) The results of any drill stem test carried out. Preliminary reports of drill stem tests will be advised by telephone and confirmed by telex or telegram.

7.7 Information after Completion of Drilling As soon as practicable after completion of the drilling of any well hereunder the Operator for the Joint Account shall deliver to each Non-Operator requesting them a clear film transparency of all wireline surveys conducted and a copy of the final well completion report. Each copy of the well completion report shall include the following:-

(a)               a copy of all wireline surveys conducted;

(b)               a copy of the mud logging survey;

(c) a copy of the velocity survey, or the equivalent thereto, if run;

(d) a copy of the well site geologist's description of the ditch samples;

(e) a copy of the well site geologist's description of the sidewall cores or conventional cores, if taken;

(f)               a  copy  of  the   commercial  core  analyses   (sidewall   or
                  conventional) if cores are taken;

(g) a copy of the commercial analyses of the water, gas or oil, if test and recovery are made;

(h) a copy of the analyses made in dating a sample radioactively or palaentologically;

(i)               a copy of the geological reports;

(j)               a copy of the well location map;

(k)               a copy of the well history;

(1)               a copy of the well records;

(m)               a copy of the drilling report;

(n)               a copy of the mud record;

(o)               a copy of the bit record;

(p)               a copy of the formation test data, if test is made;

(q)               a copy of all other data relative to the well.

7.8               Periodic Reports   The Operator shall  prepare and  forward to
each Non-Operator a copy of the following periodic reports: -

         (a) An annual report within two calendar months of the end of each and every Concession Year setting out in reasonable detail Work done, results achieved and expenditure made during the preceding Concession Year.

         (b) A quarterly report within one month after the end of each quarter during a Concession Year during which Work is being carried out setting out briefly work done results achieved and an estimate of expenditures during the preceding quarter.

         (c) A monthly report within fourteen (14) days after the end of each month during which commercial production of Petroleum takes place in the Concession setting out the quantity of Petroleum produced in the Concession, such information as comes into the possession of the Operator concerning the quantity of such Petroleum sold and the price obtained therefor and an estimate of the expenses of such production and sale of Petroleum during the preceding month.

7.9 Copies of Reports to Government The Operator shall forward to each Non-Operator a copy of each report notice or other communication which the Operator shall at any time be required or may elect to give or deliver to any Government with respect to the Concession such copy to be posted to each Non-Operator concurrently with the delivering thereof to that Government.

7.10 Information to Non-Operator. The Operator shall at the expense of the Joint Account provide a Non-Operator with such information as it shall request as to the allocation of expenditures production and reserves as between the East Meerenie Block and the West Mereenie Block.

7.11 Non-Operator in Default A Non-Operator in default in payment pursuant to the terms hereof shall not be entitled to any information, access to Work, copies of reports or documents or any other material or information pursuant to this Clause 7.

8.                THE OPERATING COMMITTEE

8.1 Establishment of Operating Committee To provide for the orderly selection of Work and the control and direction thereof there shall be established an Operating Committee. Each Party holding a Working Interest shall appoint one representative of the Operating Committee. The representative of the Operator shall be the Chairman of meetings of the Operating Committee.

8.2 Notification of Representatives Operator and each Non-Operator shall notify the others of the name and address of its representative to the Operating Committee and from time to time by notice to the others each may replace its representative and/or may designate an alternative representative to act in the absence of its representative.

8.3 Powers of Operating Committee The Operating Committee shall be the coordinating committee between the parties having an interest in the Concession and shall be empowered to make decisions binding on all Parties with respect to the following: -

         (a) the programme of Work or expenditures necessary to keep the Concession in good standing free from loss or cancellation whether under the Petroleum Act or otherwise and the actions necessary to maintain the Joint Facilities in a safe and operable condition;

         (b)      any  programme  of Work or  expenditures  in  addition to that
                  referred  to  in  the  preceding   sub-clause   (a)  which  is
                  unanimously agreed to by the Parties;

         (c) the review adoption and revision of detailed programmes and budgets to give effect to decisions made pursuant to the preceding paragraphs (a) and (b) of this Clause;

         (d) in the case of a permit held under the Petroleum Act (after consultation with others not a Party to this Agreement but having an interest in the permit) the proposals to be made for a renewal or extension of the permit including that portion of the permit area which it is necessary to delete or excise in order to obtain a renewal or extension of the permit;

         (e) the establishing of policies from time to time governing or relating to all Work or other activities under this Agreement;

         (f)      to exercise  all powers in relation  to the  operation  of the
                  Concession   not   specifically   delegated  to  the  Operator
                  hereunder.

8.4 Any Non-Operator May Submit Matters Either the Operator or any of the Non-Operators may submit to the Operating Committee for consideration any matters pertaining to the exploration development and production of the Concession action on which is not required to be determined in any other manner set out in this Agreement and the Operating Committee is hereby authorised to resolve all such matters and take such actions as are not herein allocated to the Operator.

9.                MEETINGS AND VOTING OF OPERATING COMMITTEE

9.1 Times and Agenda for Meetings The Operating Committee shall meet whenever requested by any Non-Operator or the Operator by the giving to the Operator and all Non-Operators of at least twenty-one (21) days notice (or such shorter reasonable period of notice as may be agreed by all Parties entitled to appoint a representative to the Operating Committee). The agenda for such meeting shall be given with such notice and any additions to or deletions from such agenda advised to each Party entitled to such notice not less than seven
(7) days prior to the date of meeting or such shorter time as all such Parties or their representatives on the Operating Committee may agree.

9.2 When No Notice Necessary No notice of meeting shall be necessary when persons representing all Non-Operators and the Operator are present and agree upon the meeting being held and the agenda for such meeting. A matter not included in the agenda for a meeting shal1 not be voted upon at any such meeting except by the unanimous agreement of all Parties entitled to vote on that matter.

9.3 Minutes of Meeting The Operator shall provide such secretarial services as are required for each meeting of the Operating Committee and shall keep a record of decisions made at each meeting of the Operating Committee and shall distribute copies thereof to each Non-Operator as soon as practicable following each meeting of the Operating Committee for endorsement by the representative of such Party as a true record of decisions made at such meeting of the Operating Committee.

9.4 Place For Meetings All meetings of the Operating Committee shall be held at the principal office of the Operator in Australia or at such other place as is agreed by the Operator and the Non-Operators.

9.5 Advisers May Attend Each representative shall be entitled to have present at any Operating Committee meeting such reasonable number of advisers as he or they may desire and which are appropriate to the matters under consideration.

9.6 Votes Required For Committee Decisions Decisions of the Operating Committee with respect to any programme of Work or expenditures and any revision thereof in addition to that which is necessary to keep the Concession in good standing free from loss or cancellation whether under the Petroleum Act or otherwise and the actions necessary to maintain the Joint Facilities in a safe and operable condition shall be made by a unanimous vote of the representatives of the Operator and the Non-Operators. All other decisions of the Operating Committee (except as provided in Clause 9.7 hereof) shall be made by a majority vote of the representatives present and voting in proportion to the respective Working Interests from time to time of the Parties represented by such representatives except that a Party which has failed to make a payment hereunder to the Operator when due shall not be entitled to vote until such payment is made and a binding decision may be made by the Operating Committee in the absence of its vote. In the event of an equality of voting the decision shall be in the negative.

9.7 Other Forms of Voting Decisions as to matters under consideration at any meeting may as appropriate be made at that meeting or may be made subsequent to the meeting by each representative qualified to vote submitting his vote in writing to the other representatives and to the Operator. Decisions requiring a majority vote only at meetings of the Operating Committee may in the absence of a meeting be made by affirmative vote by telex cable or telegram by representatives of Parties holding an aggregate of at least 95 percent of the Working Interests. Decisions made pursuant to this Clause shall be minuted pursuant to Clause 9.3 hereof as if made at a meeting of the Operating Committee.

9.8 Decisions Binding on All Parties Decisions of the Operating Committee made pursuant to the preceding paragraphs 9.6 and 9.7 shall be binding on all Parties including the Operator.

9.9 Quorum For Meetings A quorum for meetings of the Operating Committee shall be representatives of Parties with Working Interests in the Concession aggregating not less than 75%. If such a quorum is not present within two hours of the time and at the place for which the meeting in question is called such meeting shall be adjourned for a period of seven (7) days to the same place and time of day (and notice of such adjourned meeting shall be given to all parties no later than the day following the day on which such meeting was adjourned) and at such adjourned meeting the representatives present and entitled to vote shall constitute a quorum and the business of the meeting shall proceed with whatever numbers are present.

9.10 Voting at Adjourned Meetings Decisions which require a majority vote of Working Interests under Clause 9.6 may be made at such adjourned meeting by a majority vote of the representatives present and voting in proportion to the respective Working Interests from time to time of the Parties represented by such representatives. A Party which has failed to make a payment hereunder to the Operator when due shall not be entitled to vote until such payment is made. A representative unable to attend an adjourned meeting shall be entitled to vote at such meeting by sending its vote in writing or by telex to the Operator prior to the commencement of an adjourned meeting and such vote shall be taken into account in deciding whether resolutions proposed at such meeting are passed.

10.               PROGRAMMES AND BUDGETS

10.1 Operator to Prepare Programmes and Budgets The Operator shall prepare and submit to the Operating Committee from time to time such programmes and budgets:-

         (a) as are required to keep the Concession free from any forfeiture or cancellation under the Petroleum Act and to maintain the Joint Facilities in a safe and operable condition; and

         (b)      in  respect  of  any   additional  programme  of  Work  to  be
                  unanimously approved by the Operating Committee.

10.2 Times for Submission The Operator shall prepare and submit to the Operating Committee a programme and budget for the work required pursuant to Clause 10.1(a) hereof at least two (2) calendar months before the commencement of each Concession Year, and shall prepare and submit programmes pursuant to Clause 10.1(b) from time to time. The programme and budget for a Concession Year shall be divided into four segments each of three calendar months commencing on 1st January, 1st April, 1st July and 1st October. Each such segment is hereinafter referred to as a Quarterly Segment.

10.3              Contents of Programmes and Budgets   Each  programme  and  the
related budget recommended by the Operator shall contain details and descriptions of objectives, cost estimates and estimated period of time required to perform each item of Work, itemised equipment or property to be purchased and the costs thereof. Where a programme and budget is prepared for a Concession Year, then it shall contain detailed cost estimates and descriptions of Work to be performed for the first Quarterly Segment thereof at least, and shall contain at least general estimates of costs and general descriptions of Work to be performed in following Quarterly Segments. A programme and budget may include estimates for Quarterly Segments other than those in the Concession Year to which it is intended to relate.

10.4              Approval of Programmes and Budgets

         (a) The Parties shall use their best endeavours to adopt a programme and budget for each Quarterly Segment prior to the commencement of each such Quarterly Segment.

         (b) The Operating Committee may at any subsequent meeting review and revise any programme and budget for a Concession Year or any Quarterly Segment thereof which has previously been adopted by the Operating Committee, by the same majority which was required for its adoption.

         (c) The Operating Committee may approve any programme and budget or revised programme and budget (whether for a Concession Year or Quarterly Segment or Quarterly Segments) subject to the provision by the Operator to the Non-Operators in respect of any item (such as the drilling of a well or a geological or geophysical survey) contained in such programme of a Detailed Estimate of Expenditure in respect of that item and the satisfaction of the provisions of this Clause 10.4.

         (d)      Any Non-Operator  ("the Notifying  Party") may within fourteen
                  (14) days of the receipt of such Detailed Estimate of Expenditure from the Operator give to the Operator a notice requiring the Operator to call a meeting of the Operating Committee to consider the variation of the Detailed Estimate of Expenditure in the respects particularised in such notice.

         (e) Upon receipt of such notice the Operator shall forthwith call a meeting of the Operating Committee and give to all other Non-Operators a copy of the Notifying Party's notice. At such meeting of the Operating Committee such Detailed Estimate of Expenditure shall be approved in such form or amended form as shall be resolved by the same majority as was necessary for the approval of the programme in which such item was contained.

         (f) A Detailed Estimate of Expenditure shall become binding on all Parties required to contribute to the cost thereof in the form given by the Operator if within fourteen (14) days after receipt thereof no Non-Operator shall have given the Operator a notice pursuant to Sub-Clause (d) hereof or in the form or amended form approved by the Operating Committee upon the approval made pursuant to Sub-Clause (e) hereof.

         (g) The approval of the Operating Committee to a programme and budget and the satisfaction of the provisions of this Clause
                  10.4 in respect of such Detailed Estimates of Expenditure as are required pursuant to Sub-Clause (b) hereof shall constitute approval for the Operator to carry out that programme and incur expenditures as approved and the Operator shall not be required to obtain any other approvals to require the Parties to reimburse the Operator for their respective shares of such expenditures pursuant to Clause 12.1 hereof or to pay a call by the Operator pursuant to Clause 12.2 hereof.

10.5 Operator to Act in Absence of Approval If the Operating Committee is unable to adopt a programme and budget for a Concession Year by the commencement of that Concession Year then the Operator may for the Joint Account carry out such Work and make such payments as is necessary to keep the Concession in good standing and free from forfeiture or cancellation under the Petroleum Act and to maintain the Joint Facilities in a safe and operable condition. The Operator shall not commence such Work any earlier than is reasonably necessary to maintain the Concession in such good standing during and at the end of the Concession Year and in the event that at any time during the Concession Year the Operating Committee adopts a programme and budget for the balance of the Concession Year the Operator shall carry out such programme and budget. The Operator shall carry out such Work and make such payments if it has pursuant to Clause 12.2 hereof called the costs thereof and such calls have been paid.

10.6 Notice of Excess Expenditures If while carrying out an approved programme it becomes apparent either that expenditures on such programme will or are likely to exceed the budget or the Detailed Estimate of Expenditure approved or deemed approved therefor by more than TEN PERCENT (10%) of such budget or that expenditures on any item in such approved programme will or are likely to exceed the budget or the Detailed Estimate of Expenditure approved or deemed approved for such item by more than TEN PERCENT (10%) thereof the Operator shall forthwith notify all Non-Operators giving as much details as possible of the Work and activities and the costs thereof which will or are likely to cause such excess expenditure.

10.7 Approved Programme to Continue Unless Modified Notwithstanding the giving of a notice by the Operator pursuant to Clause 10.6 hereof the Operator shall continue with the conduct of the programme approved unless and until the Operating Committee modifies the approved programme so as to avoid or reduce such excess expenditure. The Operator shall be entitled to recover any expenditures duly incurred by it under Clause 10.6 hereof or this Clause 10.7 (including without limiting the generality thereof amounts payable by the Operator to third parties as the result of modification or termination of a previously approved programme under this Clause 10.7 hereof) from the Parties as though such excess expenditures had been approved by the Operating Committee.

11.               CHARGING OF COSTS

11.1 Authorised Costs and Expenses Except as specified herein, all costs and expenses liabilities and charges including those specified in the Accounting Procedure and whether in contract or in tort incurred or to be incurred by the Operator in conducting Work hereunder in accordance with the terms of this Agreement shall be deemed "authorised" or "properly authorised" costs expenses and liabilities as those terms are used herein.

11.2 To Be Charged For the Joint Account All authorised costs expenses and liabilities shall be charged to and borne by each of the Parties hereto in accordance with its Working Interest at the time at which the invoice or call was sent by or made by the Operator.

11.3 Establishment of Records The Operator shall set up and maintain adequate accounting records for all properly authorised costs and expenses which shall be charged to the Parties hereto on the basis set out in the said Accounting Procedure.

11.4 Treatment of Any Subsidy or Contribution In the event that any subsidy or other contribution is paid to the Operator or to any of the other Parties hereto as a result of any event relating to the Concession all such sums shall be credited to the Party or Parties contributing thereto in proportion to their contributions.

12.               CONTRIBUTIONS BY THE PARTIES

12.1 Payment by Operator and Reimbursement The Operator shall initially pay all properly authorised costs expenses and liabilities incurred by it in connection with Work and shall debit the Parties hereto for their respective shares of all such authorised costs. Unless the Operator shall have received advances for such purposes as hereinafter provided each Non-Operator shall forthwith reimburse the Operator for its share of such costs and expenses in accordance with the provisions hereof and the Operator shall forthwith contribute its share of such costs and expenses.

12.2 Call By Operator The Operator shall have the option of requiring the Non-Operators to advance their respective proportions of costs and expenses for a period of three (3) calendar months consisting of a Quarterly Segment or parts of two Quarterly Segments (and whether or not a Detailed Estimate of Expenditure is binding on the Parties with respect thereto) in accordance with the following: -

         (a) On or before the last day of any calendar month during the term hereof, the Operator will debit the Parties for their estimated respective shares of the authorised costs and expenses anticipated for the ensuing three (3) calendar month period and in making such debit the Operator shall show a credit for any amounts previously called relating to anticipated costs for any part of the three (3) calendar month period concerned.

         (b) Before the Operator shall be obliged to execute any contract or undertake any commitment for the carrying out of Work under this Agreement the Operator will debit the Parties for their respective shares of the liability estimated to be incurred pursuant to any such contract or commitment to the extent to which it is not already included in debits made pursuant to the preceding sub-clause (a).

         (c) Each Non-Operator shall pay to the Operator such estimated shares of such authorised costs and expenses referred to in the preceding sub-clauses (a) and (b) within fifteen (15) days after the receipt of the debit note or invoice, and the Operator shall contribute its share of such authorised costs and expenses within the same time.

         (d) Notwithstanding any provision in this Agreement to the contrary the Operator shall not be obliged to execute any contract or undertake any commitment referred to in the preceding sub-clause (b) until the Operator has received payment of all the amounts debited to the Non-Operators pursuant to such sub-clause.

         (e) Notwithstanding that the Parties are obliged to make payment of a call by the Operator as aforesaid relating to a period for which a Detailed Cost Estimate is not then binding on Parties, the Operator shall not be entitled to expend funds paid in respect thereof until a Detailed Cost Estimate with respect thereto is binding on the Parties or the Operator is otherwise authorised to do so.

12.3 Adjustment Adjustments between estimated and actual authorised costs and expenses shall be made by the Operator within forty-five (45) days of the end of the month and the accounts of the Parties hereto shall be adjusted accordingly and any excess amount advanced shall be at the direction of each Party refunded or credited against its future liabilities hereunder.

12.4 Defaulting Party Liable for Interest Should any Party fail or refuse to pay or contribute its said estimated share of such authorised costs and expenses within the said fifteen (15) days period or fail or refuse to pay or contribute on its due date any other moneys payable the same shall bear interest at the Default Interest Rate from the due date of payment until paid.

12.5 Banking and Investment of Funds All funds received by the Operator under the provisions of this Agreement (other than Clause 12.1 hereof) shall be lodged by the Operator in a separate bank account in Australia maintained by the Operator with a major trading Bank chosen by the Operator. The Operator shall deposit to such account its own share as party of such funds as are due by it within the same time limits within which the Non-Operators are required to pay their shares to the Operator. Each Party hereby authorises the Operator to invest its funds deposited to such account from time to time in interest bearing deposits with such bank or with the prior unanimous approval of the Operating Committee in such other forms of investment as are from time to time approved by the unanimous resolution of the representatives on the Operating Committee. Any interest so obtained shall be credited by the Operator to the Joint Account for the benefit of the Parties in proportion to their contributions to the funds invested. The Operator is hereby authorised to withdraw funds from such bank account or interest bearing term deposit as they are required by the Operator to pay authorised costs and expenses hereunder.

13.               INSURANCE

13.1 Operator to Maintain Insurance The Operator shall at all times while conducting Work purchase and maintain for the protection of the Parties holding Working Interests:-

         (a) All insurance as may be required by law including workers compensation and other similar insurances and motor vehicle insurance; and

         (b) Third party property damage insurance covering all motor vehicles engaged in Work and within the control of the Operator up to the extent of $5,000,000 for damages resulting from any one occurrence; and

         (c) Public liability insurance including property damage insurance covering all activities under this Agreement with a limit of not less than $10,000,000 per occurrence; and

         (d)      Control of well insurance up to the extent of $10,000, 000;

or such higher amounts as may be determined from time to time by the Operating Committee.

In taking out such insurance the Operator and each Non-Operator shall be included as an insured under such insurance except where such action is prevented by applicable laws or is contrary to the terms of this Agreement or except in the case of third party motor vehicle insurance. Where the Operator engages the services of a contractor or sub-contractor the Operator shall ensure that such contractor or sub-contractor or the Operator carries such insurances as are required by law and such other additional insurances which the Operator is of the opinion are appropriate in the particular case.

13.2 Advice to Non-Operators of Current Insurance The Operator will furnish the Non-Operators within one calendar month after each 31st day of March, 30th day of June, 30th day of September and 31st day of December during the term hereof with a list of all current insurances effected by the Operator pursuant to this Agreement and having relation to Work and shall advise the Non-Operators at least once each calendar month of any additional insurance effected or of any insurances cancelled or lapsed.

13.3 Increase in Insurance Any Non-Operator may at any time request the Operating Committee in writing to direct the Operator to increase the amount of insurance actually carried in respect of any occurrence or to effect insurance against any occurrence the risk or loss from which is not covered by any insurance effected by the Operator.

13.4 Right to Carry Own Insurance Notwithstanding any provision herein to the contrary, each Party shall be entitled to take out at its own cost such additional or alternative insurance as it wishes.

13.5 Cost of Insurance For the Joint Account Subject to the provisions of Clauses 13.3 and 13.4 hereof the actual costs of the insurance effected by the Operator shall be charged for the Joint Account and any liability loss damage claim or expense suffered by or charged for the Joint Account and resulting from occurrences not covered by or which are in excess of the insurance actually carried shall be borne by the Parties hereto in the proportion of their Working Interests at the time of the loss PROVIDED HOWEVER that if the Operator shall not have exercised the degree of care provided by Clause 6.7 hereof then the amount of such loss shall be chargeable to the Operator and no part of it shall be borne by the Non-Operators.

14.               SOLE RISK OPERATIONS - GEOLOGICAL AND GEOPHYSICAL
                  SURVEYS

14.1 Application The provisions of this Clause 14 relate to geological and geophysical exploration operations on the Concession which are not, or which are in excess of, operations necessary to keep the Concession in good standing and free from forfeiture or cancellation under the Petroleum Act and which are not agreed to by all Parties holding a Working Interest. Any Party or Parties holding a Working Interest may carry out such operations upon complying with the requirements of this Clause 14.

14.2 Notice of Operations A party proposing to carry out operations pursuant to this Clause 14 ("the Notifying Party") shall give to all other Parties holding a Working Interest not less than thirty (30) days notice of such operations ("Notified Operations"). Such notice shall contain a detailed statement of the Notified Operations including a description of the area to be surveyed the type of survey to be conducted and the estimated cost thereof.

14.3 Consent by Others Any Party holding a Working Interest ("a Consenting Party") may within fifteen (15) days of the receipt of a notice pursuant to Clause 14.2 hereof give notice to the Notifying Party of its consent to the Notified Operations. The Notifying Party and all Consenting Parties shall be entitled to participate in the Notified Operations in the proportions that their respective Working Interests bear to the total of the Working Interests of all Parties participating in the Notified Operations, expressed as a percentage.

14.4 Operator for Sole Risk Operations In the event that the Notifying Party and the Consenting Parties do not include the Party who is the Operator of the Concession then the Notifying Party and the Consenting Parties voting in proportion to their respective Working Interests shall by majority vote elect a Party to be the Sole Risk Operator for the purpose of the conduct of the Notified Operations. This Agreement shall bind the Parties participating in Notified Operations and the Party acting as Sole Risk Operator in respect of such Notified Operations as though it was a separate Operating Agreement applying to such Notified Operations. Such Sole Risk Operator shall co-operate with the Operator of the Concession for the purpose of satisfying all recording and other obligations of the Concession in relation to the Notified Operations.

14.5 Non-Consenting Party A Party not consenting to such operations (a "Non-Consenting Party") shall not be entitled to receive any of the information obtained in conducting operations pursuant to this Clause 14 except to the extent and under the conditions hereinafter specified.

14.6 Right to Information A Non-Consenting Party in respect of geological and/or geophysical exploration Notified Operations may at any time receive information obtained in conducting any such Notified Operation in which it did not participate by paying to the Party or Parties who paid the costs thereof three hundred percent (300%) of the proportionate part of the cost of conducting any such Notified Operation in which it did not participate (regardless of whether all or a portion of the lands comprising the Concession have been surrendered) which would have been charged to such Party had it participated in such Notified Operation.

15.               SOLE RISK OPERATIONS
                  DRILLING OF WELLS

15.1 Application The provisions of this Clause 15 relate to the drilling or deepening of wells on the Concession which are not, or which are in excess of, operations necessary to keep the Concession in good standing free from forfeiture or cancellation under the Petroleum Act and which are not agreed to by all Parties holding a Working Interest. Any Party or Parties holding a Working Interest may carry out such operations upon complying with the requirements of this Clause 15.

15.2 Definition of Terms In this Clause 15 the following words shall have the meanings hereinafter assigned: -

         (a) "Producer of Petroleum in Payable Quantities" means a well which considering the cost of Petroleum production operations, the probable life of the well, the available market for
                  Petroleum production therefrom and the price, nature and quality of the Petroleum produced, commercially and economically warrants the continued taking of Petroleum from such well.

         (b) "Appraisal Well" means a well which at the time of spudding in is located at a distance of less than eight (8) kilometres from any well (whether located on the Concession or not) being or capable of being a Producer of Petroleum in Payable Quantities from the same zone to which it is intended to drill the proposed well or from any shallower zone whether or not such other well is completed as a Producer of Petroleum in Payable Quantities.

         (c)      "Exploration Well" means either -

                  (i) a well which at the time of spudding in is located at a distance of eight (8) kilometres or more from any other well (whether located on the Concession or not) being or capable of being a Producer of Petroleum in Payable Quantities from the same zone or from any shallower zone than the zone to which it is intended to drill the proposed well whether such other well is a Producer of Petroleum in Payable Quantities or not; or

                  (ii) a well which at the time of spudding in is located at a distance of less than eight (8) kilometres from such other well but which it is proposed to drill to a deeper formation than that from which the said other well is a Producer of Petroleum in Payable
                           Quantities or is capable of being a Producer of Petroleum in Payable Quantities.

15.3 Notice of Drilling If any Party or Parties holding a Working Interest desire that an Appraisal Well or an Exploration Well be drilled at any particular location on the Concession then such Party or Parties (in this Clause 15 together with any Party or Parties electing to participate pursuant to Clause 15 hereof referred to as "the Desiring Party or Parties") may give to the other Parties holding a Working Interest written notice of the desire to drill such well specifying the location, the proposed depth or geological target and the estimated cost thereof and whether the proposed well is an Appraisal Well or an Exploration Well. Notwithstanding anything herein to the contrary, no notice may be given under the provisions of this Clause 15.3 where the activity proposed in such notice (in this Clause 15 called "Notified Operations") would interfere with any Work being carried out or approved to be carried out.

15.4 Notice of Participation The Parties receiving such notice shall have thirty (30) clear days after the receipt of such notice within which to notify the Desiring Party or Parties whether they elect to participate in the drilling of the said well at the said location. Failure of any Party receiving such notice to notify whether or not it elects to participate within the said period of thirty (30) clear days shall be deemed a refusal on its part of its right to participate in the drilling of the proposed well.

15.5 Unanimous Participation If all Parties receiving such notice elect to participate in the said well and so advise the Desiring Party or Parties of such election then the said well shall be drilled by the Operator under the terms of this Agreement with the costs thereof being for the Joint Account.

15.6 Non-Desiring Party If any Party receiving the aforesaid notice shall refuse expressly or impliedly to participate in the drilling of the proposed well (any such party being hereinafter referred to as a "Non-Desiring Party") the provisions hereinafter provided shall apply.

15.7 Operator For Sole Risk Drilling The Operator for the purpose of Notified Operations shall if the Operator of the Concession is a Desiring Party be such Operator. In the event that the Desiring Party or Parties do not include such Operator then the Desiring Party or Parties voting in proportion to their respective Working Interests in the Concession shall by majority vote elect a Party to be the Sole Risk Operator for the purpose of the Notified Operations. This Agreement shall bind the parties participating in Notified Operations and the Party acting as Sole Risk Operator in respect of such Notified Operations as though it was a separate Operating Agreement applying to such Notified Operations. Such Sole Risk Operator shall if appropriate co-operate with the Operator of the Concession for the purpose of satisfying all recording and other obligations of the Concession in relation to the Notified Operations.

15.8 Time For Commencement The Desiring Party or Parties shall have one hundred and twenty (120) clear days after the end of the thirty (30) days' period referred to in Clause 15.4 in which to commence the Notified Operations at the location specified in the said notice and unless an extension of this period is agreed to by the Non-Desiring Party or Parties if the actual drilling of the well is not commenced within the said period or within any extension thereof so agreed, the right of the Desiring Party or Parties to commence drilling will be lost and all rights flowing from the giving of the notice and the election to participate in the Notified Operations of the well shall be terminated.

15.9 Obligation of Desiring Parties If the Sole Risk Operator shall commence the Notified Operations at the location set out in the said notice within the said period referred to in Clause 15.8 then:-

         (a) it shall proceed with diligence to drill such well to the depth or geological target specified in the notice (or such lesser depth as may be dictated by operational hazard) in an attempt to find and produce Petroleum;

         (b) the entire cost and risk of the Notified Operations shall be borne by the Desiring Party or Parties (and if more than one then pro rata in proportion to their respective Working Interests) and the Desiring Party or Parties shall keep the Concession free and clear of all liens and encumbrances of every kind and character created by or arising from the Notified Operations and the Desiring Party or Parties shall indemnify and keep indemnified the Non-Desiring Party or Parties against each and every liability arising from such operations;

         (c) in the event that such well is not completed after the Desiring Party or Parties shall have terminated the drilling of the well then the Desiring Party or Parties shall plug and abandon the well pursuant to the terms and provisions of all the applicable laws rules and regulations and the environmental standards currently prevailing in the region and shall restore the location by filling and levelling the rig cellar and all slush pits and by removing all leasehold equipment material and debris placed thereon by the Desiring Party or Parties; all being at the sole cost risk and expense of the Desiring Party or Parties.

15.10 Conformity to Spacing Patterns Without the mutual consent of all Parties holding a Working Interest no Petroleum shall be produced from a source of supply from which a well located elsewhere on the Concession is producing or scheduled to produce unless such well conforms to the then existing well spacing pattern for such source of supply laid down by a governmental authority or by the Operating Committee.

15.11 Penalties Payable By Non-Desiring Parties If pursuant to Clause 15.9 hereof any well is drilled and completed by the Desiring Party or Parties then the following provisions shall apply:-

         (a) The Desiring Party or Parties shall be entitled to sell all of the Non-Desiring Party's or Parties' share of Petroleum production of such well and to retain the proceeds of sale thereof for the use of the Desiring Party or Parties pro rata as hereinabove provided until such proceeds (after deducting all royalties payable thereon all taxes on production thereof except income taxes and all operating expenses applicable to the Non-Desiring Party's or Parties' interest in production all hereinafter called "Deductible Expenses") shall equal:-

                  (a)      200% in the case of an Appraisal Well; or

                  (b)      1000% in the case of an Exploration Well;

                  of the amount which would have been the Non-Desiring Party's or Parties' share of the cost of drilling testing completing and equipping such well for production if such well had been carried out by the Desiring Party or Parties for the Joint Account of the Parties (which share of costs is hereinafter in the whole of this clause called "the Non-Desiring Share of Cost").

         (b)      When the Desiring Party or Parties shall have received:-

                  (a)      200% in the case of an Appraisal Well; or

                  (b)      1000% in the case of an Exploration Well;

                  of the Non-Desiring Share of Cost the said well together with all equipment therein or used in connection therewith and all of the Petroleum production therefrom shall thereafter be owned in the same manner as Petroleum production from wells drilled pursuant to this Agreement (other than wells drilled under Clause 15 hereof) and shall thereafter be operated by the Operator constituted under Clause 5 hereof in like manner as other wells (other than wells drilled under Clause 15 hereof) under this Agreement.

         (c) In determining the costs and expenses incurred by the Desiring Party or Parties in the drilling testing completing and equipping of the said well the Accounting Procedure shall be followed.

         (d) Within 120 clear days after the said well is completed as a producer of Petroleum the Desiring Party or Parties shall furnish to the Non-Desiring Party or Parties complete and detailed statements setting out the cost of drilling testing completing and equipping such well for production the said well together with an inventory of the material and equipment in and on the said well for use in connection therewith.

         (e) During the time the Desiring Party or Parties are being reimbursed as above provided, the Desiring Party or Parties shall render monthly statements to the Non-Desiring Party or Parties reflecting for each calendar month the costs and expenses incurred in operating the well, the Petroleum produced and saved therefrom, the proceeds derived from the sale thereof and the quantity of Petroleum in storage at the end of the said month. Such statement covering the previous month's operating shall be rendered within thirty (30) clear days following the close of such calendar month.

         (f) The Non-Desiring Party or Parties shall have the right at all reasonable times to inspect and audit the Desiring Party's or Parties' books and records including run tickets meter charts and invoices pertaining to any matter of account hereunder.

         (g) In the event that the Desiring Party or Parties are unable to recover from the Non-Desiring Party or Parties its or their share of cost the Desiring Party or Parties shall own pro rata all the material equipment and supplies placed or installed by the Desiring Party or Parties on the said well or on the Concession in connection therewith PROVIDED HOWEVER that if such material equipment and supplies have a salvage value in excess of the unrecovered amounts to which the Desiring Party or Parties are entitled as hereinbefore provided, such excess shall be owned by the Parties hereto in proportion to their Working Interests at the time.

15.12 Deepening of Wells Every prior provision of this Clause 15 having regard to a proposal to drill a well shall apply equally to a proposal to deepen a well which has been drilled on the Concession (as a dry hole or without encountering Petroleum in Payable Quantities or which has ceased to produce Petroleum) except that:-

         (a)      (i)      If the rig with  which the  well was  drilled or  any
                           other rig capable of carrying out the deepening operation is on location at the time a notice is given the time within which the Party to which the notice is given by the Desiring Party or Parties must agree to participate in the drilling of the well without being deemed a Non-Desiring Party shall be reduced to forty-eight (48) hours;

                  (ii) If the Desiring Party or Parties shall not commence the actual deepening of the said well within thirty
                           (30) days of the election of the Non-Desiring Party not to participate in such deepening then the consequences provided by Clause 15.8 shall follow as if the deepening operation were a drilling operation dealt with by that Clause;

         (b) In the event that as a result of the deepening operations the well is drilled and completed by the Desiring Party or Parties as a Producer of Petroleum in Payable Quantities then the provisions of Clause 15.11 shall apply subject to the modification that the Non-Desiring Party's share of cost defined in Clause 15.11(a) shall be calculated with regard to the cost of deepening testing completing and equipping the said well from the depth to which it has been previously drilled.

16.               DISPOSITION OF PRODUCTION

16.1 Separate Ownership of Petroleum Each Party hereto shall have the right to take in kind or separately dispose of its share of all Petroleum produced from the Concession except such Petroleum as may be used in drilling, development, testing, producing, processing, compression and other operations on the Concession and in preparing, treating and transporting Petroleum for marketing and except such Petroleum as may be unavoidable lost. A Non-Operator may confer upon the Operator authority to deliver to the buyer thereof all or part of that Non-Operator's share of Petroleum produced from the Concession and a Party shall be deemed to have exercised its rights to take in kind or separately dispose of Petroleum hereunder upon the making of such a contract for the sale of such Petroleum to the extent of the quantities sold.

16.2 Right to Separate Facilities The Parties holding a Working Interest shall have the right to construct, maintain and operate within the Concession all necessary facilities for the purpose of taking in kind or separately disposing of their respective shares of Petroleum produced from the Concession provided they are so constructed, maintained and operated as not to interfere with other operations able to be carried out under this Agreement. Any extra expenditure or costs incurred by the Operator by reason of the delivery in kind of any portion of such Petroleum to such facilities shall be borne by the owner of such portion.

16.3 Underlifting Procedure If any Party hereto fails to take in kind or separately dispose of any and all of such Party's share of Petroleum produced from the Concession, the Operator, subject to any restrictions imposed by law, may either:-

         (a) dispose of the quantity of Petroleum concerned by sale to the purchasers of the share of the Petroleum produced from the Concession of the other Parties and pro rata to such purchasers in proportion to the quantity of such Petroleum being purchased by them. Any such quantity of Petroleum involved shall be so sold at the same point or points and at the same arms length price or prices at which such other Petroleum is being sold. Any such purchase or sale shall be subject to revocation at will by the Party owning the share involved (without however affecting any contract of sale already entered into with respect to such Petroleum). Any contract of sale relating to such share and entered into with a third Party or third Parties shall be for a term not exceeding such reasonable period of time as is consistent with the minimum needs of the industry under the circumstances but in no event shall any such contract be for a term in excess of one (1) year. The price or proceeds of sale of the Petroleum concerned (less all costs and expenses of and incidental to such sale not incurred for the Joint Account) shall promptly be paid over to the owner of such Petroleum; or

         (b) store such Petroleum on the Concession in existing storage facilities or in storage facilities established for such purpose and the cost of such storage and of establishing any such storage facilities shall be borne by the Party owning the Petroleum so stored.

16.4 Payments Direct to Each Party Subject to Clause 17 hereof, where a Party enters into a contract of sale for all or part of its share of Petroleum produced from the Concession, that Party shall be entitled to receive direct from the purchaser thereof all sale proceeds due under such contract of sale. Each Party shall pay or cause to be paid all royalties and other like payments attributable to its interest or share of Petroleum produced.

16.5 Extra Expenditure Any extra expenditure incurred in the taking in kind or separate disposition by a Party hereunder of such Party's share of the Petroleum from the Concession shall be borne by such party.

17.               DEFAULTS IN PAYMENT

17.1 Notice of Default If any Party including the Operator (herein called the "Defaulting Party") fails to make any payment to the Operator as required by this Agreement on or before the due date thereof, the Operator shall give notice thereof to all Parties. Such notice shall contain a statement of the amount owing by the Defaulting Party and for the purpose of this Clause 17 all Parties other than the Defaulting Party are herein referred to as "the Non-Defaulting Party".

17.2 Defaulting Party May be Sued Without prejudice to any other remedy for or consequence of default provided for in this Agreement, the Operator may in its own name in any Court of competent jurisdiction sue any Party (including without limiting the generality of the foregoing, any Party removed from the position of Operator for failing to pay or contribute its proportionate share of the costs and expenses herein mentioned) for the recovery of any share of authorised costs and expenses and interest remaining unpaid by the Defaulting Party at the expiration of fourteen (14) days after the delivery of the notice referred to in Clause 17.1 hereof to the Defaulting Party.

17.3 Certain Non-Defaulting Parties to Contribute If at the end of the fourteen (14) day period referred to in Clause 17.2 hereof the Operator shall not have received from the Defaulting Party the amount due plus interest at the Default Interest Rate the Operator may request the Non-Defaulting Parties to reimburse the Operator such amount due plus interest as aforesaid. The amount to be reimbursed by each Non-Defaulting Party (if it is bound to do so or elects to do so) shall bear the same ratio to the total amount not paid by the Defaulting Party as does such Non-Defaulting Party's Working Interest bear to the aggregate of the Working Interests of all the Non-Defaulting Parties who contributed or were liable to contribute to the cost of the Work to which the payment which is in default refers. Except as hereinafter provided, the Non-Defaulting Parties shall not be compelled to contribute the amounts so requested by the Operator but while either Oilmin, Krewliff, Transoil or International is Operator then Oilmin, Krewliff, Transoil, and International shall each contribute or bear the amount so requested from it by the Operator within fifteen (15) days of such request by the Operator. If at the end of the said fifteen (15) day period a Non-Defaulting Party other than Oilmin, Krewliff, Transoil and International has not contributed or borne the amount so requested from it by the Operator, and either Oilmin, Krewliff, Transoil or International is Operator then the Operator may require Oilmin, Krewliff, Transoil and International to contribute or bear the amounts not so contributed (plus interest) within twenty-one (21) days of such request and the amount to be contributed or borne by each shall be in the same ratio to the total to be contributed by them as the Working Interests of each is to the total of their Working Interests. Notwithstanding any provision herein to the contrary, the Operator may relieve Oilmin, Krewliff, Transoil or International of their respective obligations under this Clause 17.3 hereof.

17.4 Rights of Contributing Parties A Non-Defaulting Party (including the Operator in its capacity as a Party) which pays to the Operator or bears all of the amounts due by it under Clause 17.3 hereof is hereinafter called "a Paying Party" and may to recover the same but without prejudice to any other rights and remedies, invoke the provisions of this Clause 17. A Party which does not pay all amounts due by it under Clause 17.3 hereof or which it has elected to pay under Clause 17.3 but does not pay when due, shall be regarded as a Defaulting Party and the provisions of this Clause 17 shall apply in respect to the amount not so paid and the Party not paying the share in full shall for all purposes of this Clause 17 and the Cross Charge referred to in Clause 17.5, be a Defaulting Party.

17.5 Cross Charge For the purposes of the better securing of payment:-

         (a) to the Operator of any amount in default and interest accrued thereon pursuant to the terms hereof;

         (b) to the Paying Parties of any debt due and payable to them or any of them pursuant to Clause 17.3 hereof;

each of the Parties holding a Working Interest shall forthwith execute and duly register a Deed in substantially the form and to the effect of the form of Deed set out in Annexure "B" hereto ("Clause 17 Cross Charge") and shall obtain all necessary consents and approvals in relation thereto and shall file or record the same and such other documents or notices relating thereto in such jurisdiction as may be required by law to perfect the security given thereby.

17.6 Suspension of Rights of Defaulting Party Notwithstanding any provision hereof to the contrary, a Defaulting Party shall not be entitled either to attend vote at any meeting of the Operating Committee or the Parties or otherwise be consulted with respect to Work unless and until the amount in default of such Party plus interest in accordance with the terms hereof shall have been received in full or the default is otherwise rectified or waived and for voting purposes only the Working Interest of a Defaulting Party shall be proportionately distributed amongst the Paying Parties.

17.7 Default of Operator In Payment In the event that the Operator is in default in payment of any amount due from the Operator to meet authorised costs and expenses hereunder and for any reason the Operator is not removed from that position, then the rights prescribed for the Operator under this Clause 17 and elsewhere herein shall be exercised for and on behalf of the Non-Defaulting Parties by such person as they unanimously nominate and such person shall be deemed to be the Operator for such purpose.

17.8 Application of Defaulting Party's Funds Upon default by any Party in the payment to the Operator or upon default by the Operator as a Party in making a payment due hereunder, the Operator shall (notwithstanding anything contained herein or in any Clause 17 Cross Charge to the contrary, and without prejudice to other rights and remedies), retain any moneys which may be held for such Defaulting Party or which come to the hands of the Operator on behalf of such Defaulting Party, and apply such moneys until the amount owed by such Defaulting Party, plus interest in accordance with the terms hereof, has been thus paid to the Operator.

17.9 Option to Dilute Interest of Defaulting Party If at the end of forty-five (45) days from the due date on which moneys were to have been paid by a Defaulting Party to the Operator such moneys and interest thereon remain unpaid by such Defaulting Party, then provided no action has been taken under a Cross Charge referred to in Clause 17.5 hereof to appoint a Receiver thereunder of the interest of the Defaulting Party and provided all the Non-Defaulting Parties have contributed to the Operator pursuant to Clause 17.3 hereof their respective shares of such amount and interest due but unpaid, each Party which may become a Defaulting Party hereby grants to the Paying Parties an option to dilute the Working Interest of the Defaulting Party concerned in accordance with Clauses 17.10 to 17.14 hereof inclusive. Such option to dilute shall be exercised by the unanimous resolution of the Paying Parties. The Operator shall serve notice of such resolution on the Defaulting Party and such dilution shall become effective on the service of such notice.

17.10 Dilution Formula If the Paying Parties exercise the option under Clause 17.9 hereof to dilute the interest of the Defaulting Party, the new Working Interest of the Defaulting Party at the time of such dilution shall be calculated in accordance with the following formula:-

                  New Working Interest =  C   x 100%;
                                          TC

                  Where C           =       the  total of all contributions made
                                            by  the  Defaulting  Party  to  Work
                                            since the  date  of  this  Agreement
                                            together with the Deemed Expenditure
                                            and the Acquired  Expenditure of the
                                            Defaulting Party; and

                  Where TC = the total of all contributions male by all Parties (who are Parties at that time) including the Defaulting Party to Work (including amounts contributed to the Operator under Clause 17. 3 hereof) since the date of this Agreement together with the Acquired Expenditure of all
                                            Parties  (who  are  Parties  at  the
                                            time) the Deemed Expenditure.

                  For the purpose of this Clause 17.10, the Deemed Expenditure shall be TWENTY MILLION DOLLARS ($20,000,000.00) and the Deemed Expenditure of a Defaulting Party shall be determined by multiplying TWENTY MILLION DOLLARS ($20,000,000.00) by the Working Interest of the Defaulting Party in existence immediately prior to such dilution.

                  For the purpose of this Clause 17.10, where a Party ("Acquiring Party") has acquired a Working Interest from another Party ("Selling Party") the Acquiring Party shall have an Acquired Expenditure which shall be an amount equal to the product of the proportion of the then Working Interest of the Selling Party so acquired multiplied by the contributions of the Selling Party to Work since the date of this Agreement up to the date of such acquisition, and the contributions of the Selling Party to Work shall be reduced by such Acquired Expenditure.

17.11 Distribution of Working Interest Available on Dilution The difference between the new Working Interest of the Defaulting Party determined in accordance with Clause 17.10 hereof and its Working Interest prior to such dilution shall be distributed to the Paying Parties in the proportion of the payments made by each to the Operator under such Clause 17.3 without any payment or consideration except as stated herein being made by such Parties to the Defaulting Party.

17.12 Extinguishment of Amount Due Upon such a dilution and distribution being made, the liability of the Defaulting Party to pay the amount plus interest which had been due and owing to the Operator shall be deemed extinguished and such amount deemed to be paid.

17.13 Repayment of Loan Funds Where a Defaulting Party had mortgaged or charged its Working Interest to secure the repayment by it of moneys borrowed for expenditure by it on Work, and at the date of distribution of part of such Working Interest under Clause 17.10 hereof to a Non-Defaulting Party moneys remain to be repaid by the Defaulting Party under such mortgage or charge, the Non-Defaulting Party shall be bound to repay a proportionate part of such moneys remaining to be repaid with such proportionate part being in the same ratio to the total to be repaid at the date of distribution as is the ratio of the Working Interest distributed to such Non-Defaulting Party to the total Working Interest of the Defaulting Party immediately prior to such distribution.

17.14 Interest Distributed Clear of Charges Except as provided in Clause 17. 13 hereof, any Working Interest so distributed to a Non-Defaulting Party shall be distributed free of any mortgage or encumbrance granted by the Defaulting Party and except as stated in Clause 17.13 hereof the Non-Defaulting Parties shall not become responsible for the repayment of any loans or the satisfaction of any obligations owed by the Defaulting Party.

18.               WITHDRAWAL

18.1 Any Party May Withdraw Any of the Parties hereto holding a Working Interest may withdraw from this Agreement in accordance with the provisions of this Part 18.

18.2 Notice of Withdrawal The party desiring to withdraw (herein called "the Withdrawing Party") shall give notice of its intention to withdraw to the other parties at least one hundred and twenty (120) days prior to any obligation date in advance of the date of withdrawal. Such notice shall designate the effective date of withdrawal which date shall be the last day of the calendar month and shall offer assignment without compensation to the other parties of all of the withdrawing parties' right title and interest in the Concession the Joint Facilities and any other asset subject to this Agreement. Such assignment shall be conditional on the other parties' assumption subject to this Part of all obligations relating to the right title and interest offered and accruing after the date of withdrawal.

18.3 Other Parties May Accept Assignment The other Parties holding Working Interests shall have sixty (60) days from the date of receipt of such notice to notify the Withdrawing Party whether they accept the offer and elect to receive the assignment provided for in Clause 18.2 hereof in proportion to their respective Working Interests. If some only of such Parties accept such offer or if the acceptance of any accepting Party is limited in percentage then the interest of the Withdrawing Party or the portion of such interest remaining after the allocation of any limited percentages accepted shall be distributed amongst the other accepting Parties in the proportion that their respective Working Interests bear to the aggregate Working Interests of such Parties or in such other proportions as such Parties agree between themselves.

18.4 Prompt Execution of Documents If some or all of the other Parties give notice pursuant to Clause 18.3 hereof of acceptance and election to receive such assignment all Parties concerned shall promptly execute and deliver all documents and do and perform all acts and things necessary and appropriate to validly effect such assignment.

18.5 Withdrawing Party's Obligations In the event of an assignment under this Clause 18 the Withdrawing Party shall be responsible for the obligations in respect of the interest to be assigned up to the date of withdrawal and where the Withdrawing Party is contributing to a programme and budget of Work hereunder, the Withdrawing Party shall remain responsible for its proportionate share of the costs thereof up to the conclusion of such programme and budget notwithstanding that such conclusion may take place after the date of withdrawal. The Withdrawing Party shall remain responsible for such obligations (including payments of amounts to the Operator) although the extent of such obligations may not be ascertainable until after the date of withdrawal.

18.6 Costs of Assignment All costs of any assignment under this Clause 18 incurred by any Party including stamp duty registration fees and legal fees shall be paid by the assigning Party.

18.7 Assignment to All Parties In the event that by the expiration of sixty (60) days after the notice from the Withdrawing Party pursuant to Clause 18.2 hereof the interest of the Withdrawing Party or any portion of such interest remains unallocated or undistributed to other Parties pursuant to Clause 18.3 hereof then the Withdrawing Party shall assign its interest or the portion thereof remaining unallocated or undistributed to all of the other Parties in the proportions that their respective Working Interests bear to the total of such Working Interests or to such of the other Parties and/or to such one or more outside parties and in such proportions as all of the other Parties holding Working Interests shall so direct.

19.               ASSIGNMENT - MORTGAGES

19.1 Right to Assign Subject to the provisions hereinafter set forth, any Party may at any time transfer or assign all or part of its Working Interest and interests under this Agreement to any other Party, to an Affiliate or to any person or entity not then a party to this Agreement provided the interest concerned is a uniform interest in all the right title and obligations of the Party concerned under this Agreement including its Working Interest, its interest in the Concession and the Joint Facilities.

19.2 Assumption By Transferee Any assignment or interest by a Party hereto of all or any part of its interests hereunder or by any person exercising power of sale pursuant to any mortgage or charge, shall be made expressly subject to the terms and provisions of this Agreement and shall require the assignee to assume and agree to perform all of the obligations of the assignor under the terms of this Agreement with respect to the interest assigned. Any such disposal of interest shall be effective only when the disposing party has procured from such disponee the execution and delivery of a covenant between it, the disponee and all other Parties hereto by which the disponee agrees to be so bound, and the disponee has executed a Clause 17 Cross Charge, has obtained all necessary consents and approvals thereto, and shall have filed or recorded such other documents or notices relating thereto in such jurisdictions as may be required by law to perfect the security given thereby.

19.3 Covenant By International International hereby covenants with each of the Parties hereto that upon International having an interest transferred to it pursuant to the Agreements referred to in Recital L hereof, International will be bound by the terms and conditions of this Agreement with respect to the interest so assigned and on request at the time of any such transfer will execute a further covenant to that effect and further International will execute and perfect a Clause 17 Cross Charge in the manner provided in Clause 19.2 hereof. International will not dispose of any of its rights under the Austram Agreement where the rights disposed of may include the right to take up or acquire a Working Interest without causing the transferee thereof to covenant with the Parties hereto to be bound by the terms of this Agreement.

19.4 Charge of Working Interest Without prejudice to its right to charge any of its property or assets other than its Working Interest any Party (hereinafter called the "Chargor") may, without the consent of the other Parties (but subject to all other necessary consents and approvals), charge in favour of any recognised financial institution or Affiliate (hereinafter called "the Chargee") the whole of its Working Interest PROVIDED THAT:

19.4.1            (a)      any such charge made by the Chargor  shall  expressly
                           be made subject to all of the rights and remedies of the other Parties under this Agreement, and a Clause
                           17 Cross Charge; and

                  (b) contemporaneously with the execution of any such charge the Chargee shall execute and deliver to each of the Parties holding a Working Interest a Deed in substantially the form and to the effect of the Deed set out in Annexure "C" hereto and upon such execution and delivery each of such Parties shall execute and deliver to the Chargee and each of the other Parties the said Deed;

19.4.2            it shall be a term of any such charge: -

                  (a) that in exercise of its rights under such charge the Chargee or any receiver or receiver and manager under such charge or any person claiming through or under the Chargee or any receiver or receiver and manager shall ensure that as a condition of such sale the purchaser:-

                           (i) shall first enter into an agreement with the other Parties in the same terms (mutatis mutandis) as are specified in Clause 19.5 hereof in relation to an agreement to be entered into by a proposed assignee from one of the Parties; and

                           (ii) shall within ten (10) days after the completion of such assignment duly register or record a Clause 17 Cross Charge in those jurisdictions as may be required by law to perfect the security thereby given;

                  (b) that the Chargee or any receiver or receiver and manager under such charge or any person claiming through or under such Chargee or any receiver or receiver and manager shall not partition or seek to partition whether by order of court or otherwise the Concession the Joint Facilities or any other property acquired or held by or on behalf of the Parties, under, pursuant to or subject to this Agreement.

                  (c) that the Chargee or any receiver or receiver and manager under such charge or any person claiming through or under such Chargee or any receiver or receiver and manager shall not without the prior consent of all Parties holding a Working Interest waive, release, surrender or forfeit the whole or any fractional or constituent part of the Working Interest so charged; and

                  (d) that such charge shall be and shall be expressed to be subject to and shall rank subsequent in priority for all purposes to any Clause 17 Cross Charge given by the Chargor in respect to all assets of the Chargor charged from time to time under such Clause 17 Cross Charge.

19.4.3            (a)      such charge  shall be  limited to  a floating  charge
                           except that, as regards the present and future interest of the Chargor in:-

                           (i)      the Concession;

                           (ii)     any single item of plant or equipment  being
                                    Joint   Facilities  the  current  new  price
                                    thereof being in excess of $50,000;

                           such charge may be fixed;

                  (b) such floating and fixed charge shall rank for all purposes after the charge represented by the Clause 17 Cross Charge over that Individual Interest of the Chargor from time to time.

19.4.4 references in this Clause 19.4 to "charge" shall include a reference to mortgage, encumber or assign by way of security only and any such assignment shall not be subject to the provisions of Clauses 19.1, 19.2 and 19.3 hereof and references in this Clause 19.4 to "charging" or "charged" shall be read accordingly.

20.               AUSTRALIANISATION

20.1 Australianisation In the event that the Australian Government or any other lawful governmental authority requires an increase in the Australian ownership or equity of the Concession before any proposed development of the Concession is permitted to proceed then those of the Parties who are regarded by such government or governmental authority as having less than 100% Australian ownership or equity will confer with a view to determining and carrying out on an equitable basis steps to achieve the level of Australian ownership or equity required by such government or governmental authority.

21.               RELEASE OF INFORMATION

21.1 Information Confidential Except with the prior consent of all Parties holding a Working Interest each Party shall keep confidential any reports records and data studies made opinions furnished and other information obtained in the course of operations on the Concession (other than information already made public) and shall not disclose the same except:-

         (a) To its respective Affiliates, employees and consultants for the purposes of Work subject to each such Party obtaining an assurance from the Affiliate, employee or consultant concerned to ensure that the Affiliate, employee or consultant concerned will keep such records, data, studies, opinions and other information confidential.

         (b) As may be reasonably necessary to comply with any statutory or regulatory obligation including but not limited to disclosure obligations under applicable laws or Stock Exchange Listing Requirements.

         (c) As may in the opinion of any Solicitor or Counsel for the Party wishing to disclose the information concerned, be required by law or for the reasonable protection of such Party or any Affiliate thereof or the directors of any such Party or Affiliate;

         (d) As may be necessary in connection with the proposed assignment of a Party's Working Interest or as may be necessary in connection with any loan document or any efforts to obtain funds PROVIDED the Party wishing to disclose such information shall obtain appropriate assurances from the entity to which the information is to be disclosed that it will keep such information confidential.

21.2 Disclosure to Listed Companies To ensure compliance by any Party holding a Working Interest or Affiliate of a Party holding a Working Interest which is a listed public company in Australia with the listing regulations of the Australian Associated Stock Exchanges the Operator shall disclose immediately to all Parties holding a Working Interest any significant discovery of Petroleum and if so required shall give to those Parties a full report on that discovery and information necessary to avoid establishment of a false market in the securities of such listed companies. Any of such listed public companies shall have the right to make all or part of that report available to the Home Exchange on which it is listed.

21.3 Copy Notice to Other Parties Any Party required or wishing to make such material public in accordance with Clauses 21.1 and 21.2 hereof shall notify the other Parties of the proposed announcement as far in advance as reasonably possible.

21.4 Announcements Notwithstanding the provisions of Clauses 21.1 to 21.3 hereof inclusive, it is the intention of the Parties that reports to any Australian Associated Stock Exchanges or to comply with any statutory or regulatory obligation affecting all Parties shall be prepared by the Operator listing all Parties with their respective Working Interests and lodged by the Operator with the appropriate body after approval by all Parties holding a Working Interest but nothing herein contained shall prevent any Party from making its own report or announcement.

22.               RELATIONSHIP OF THE PARTIES

22.1 Rights and Obligations Several The rights duties obligations and liabilities of the Parties hereto shall be several and not joint or collective it being the express purpose and intention of the Parties hereto that their ownership of the Concession shall be as tenants-in-common and nothing herein contained shall be construed as creating a partnership duty, partnership obligation or partnership liability each Party hereto being individually responsible only for its obligations as set out in this Agreement.

22.2 No Joint Liability Whenever in this Agreement reference is made to operations for the Joint Account of the Parties hereto or to charges or credits to the joint account or whenever a similar language is used the Parties use such language merely as a convenient method of referring to the accounting necessary between them and no such phraseology shall ever be construed as creating any joint liability upon the part of the parties hereto for any obligation incurred under this Agreement or as setting apart or creating any fund or jointly owned property for the satisfaction of any obligation or as creating a common fund for any purpose.

22.3 Ratio of Working Interests If under any provision of this Agreement more than one Party has either the obligation to participate in costs expenses or risks or otherwise to pay money or to assign an interest in a well or Working Interest or has the right to receive the payment of money or an assignment of any interest in a well or Working Interest the Parties participating therein shall pay the said money make such assignment and receive and divide such payment or take the interest so assigned as the case may be (unless otherwise specifically agreed by the Parties hereto) in the ratio of their respective Working Interests at the time the said obligations or rights came into being.

23.               FORCE MAJEURE

23.1 Obligations Suspended By Force Majeure If any Party is rendered unable wholly or in part by force majeure to carry out its obligations under this Agreement other than the obligations to make money payments that Party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it. Thereupon the obligations of the Party giving the notice so far as they are affected by the force majeure shall be suspended during but not longer than the continuance of the force majeure. The affected Party shall use possible diligence to remove the force majeure as quickly as possible.

23.2 Certain Actions Not Required The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes lockouts or other labor difficulty by the Party involved contrary to its wishes. How all such difficulties shall be handled shall be entirely within the discretion of the Party concerned.

23.3 Meaning of Force Majeure The term "force majeure" as here employed shall mean an act of God blowout strike lockout or other industrial disturbance act of the public enemy war blockade public riot lightning fire storm flood explosion governmental restraint unavailability of equipment and any other cause whether of the kind specifically enumerated above or otherwise which is not reasonably within the control of the Party claiming suspension.

24.               LAWS AND REGULATIONS

24.1 Subject to Minister's Consent This Agreement is subject to any necessary consent of the Minister for Mines and Energy pursuant to the Petroleum Act.


24.2 Subject to Applicable Laws This Agreement and the respective rights and obligations of the Parties hereto shall be subject to all valid and applicable laws rules ordinances regulations and orders and in the event that this Agreement or any provision thereof is or the operations contemplated hereunder are found to be inconsistent with or contrary to any such law rule ordinance regulation or order the latter shall be deemed to control the former and this Agreement shall be regarded as modified accordingly and as so modified to continue in full force and effect. The Operator shall prepare and furnish to any duly constituted authority through its proper agency or department any and all reports records statements and information that may be furnished by the Operator.

24.3 Proper Law Questions arising among and between the parties involving their respective rights duties or obligations under this Agreement shall be determined in accordance with the laws of the Northern Territory of Australia.

24.4 Submission to Jurisdiction All parties hereto submit to the non-exclusive jurisdiction of the Courts of the Northern Territory of Australia and the State of Queensland.

25.               ABORIGINAL LANDS

25.1 Aboriginal Lands The Operator and all other Parties hereto hereby agree that insofar as any exploration or development programme or any subsequent activities may be conducted on Aboriginal lands or affect Aboriginal people within the Concession all Parties will use their best endeavours to ensure that all operations comply with all lawful requirements in regard thereto and pay due regard to the welfare of the traditional Aboriginal owners of any lands affected by such operations and of any Aboriginal communities which may be affected by such operations and accord proper respect to Aboriginal culture.

26.               DEALINGS WITH THE GOVERNMENT AND LAND COUNCIL

26.1 Dealings by Title Holder If the Operator is not the holder of an interest in a title conferring rights to prospect for or produce Petroleum and which forms part of the Concession then the holders of such title or one of such holders nominated by the others of them ("the Nominated Holder") shall be the party to deal with Governmental Authorities and the Central Land Council with respect to that title and the maintenance and good standing thereof provided that prior to any such dealing, whether by meeting or in writing, the Nominated Holder shall consult with the Operator to the intent that the Nominated Holder and the Operator shall agree on the conduct of such dealings and such dealings shall be in conformity with any directions given by the Operating Committee.

26.2 Consultation with Operator The Nominated Holder and the Operator may establish such consultative committees as they deem appropriate to meet as required or on a regular basis for the discussion of matters relevant to prospective dealings in relation to that title and the maintenance thereof. The Nominated Holder shall submit all reports and other information required for the purpose of maintenance of the Concession.

26.3 Operator May Attend Meetings The Operator shall have the right to attend any meetings with the Government or the Central Land Council in respect of the dealings referred to in this Clause 26. All other matters incidental thereto which are part of any activity carried out on the Concession shall be dealt with by the Operator in accordance with this Agreement.

27.               NOTICES

27.1 Addresses for Notices Each Party shall keep the other Parties advised of its current address in Australia to which any notice communication offer request consent payment demand or information required to be given or furnished under this Agreement is to be addressed. Until advised otherwise the addresses of the respective Parties shall be as follows:-

MAGELLAN PETROLEUM (N.T.) PTY. LTD.
8th Floor,
National Bank Building,
420 George Street,                                Telex:  AA40392
BRISBANE, QUEENSLAND
                                                  Telephone:  (07) 221 7505

UNITED OIL & GAS CO. (N.T. ) PTY. LTD.
8th Floor,
National Bank Building,
420 George Street,                                Telex:  AA40392
BRISBANE, QUEENSLAND
                                                  Telephone:  (07) 221 7505

CANSO RESOURCES LIMITED
4th Floor,
169 Miller Street,
NORTH SYDNEY                                      Telex:  AA72287
NEW SOUTH WALES
                                                  Telephone:  (02) 4363022

OILMIN (N.T.) PTY. LTD.
7th Floor
27-35 Turbot Street,                              Telex:  AA41040
BRISBANE, QUEENSLAND
                                                  Telephone:  (07) 221 8288

KREWLIFF INVESTMENTS PTY. LTD.
7th Floor,
27-35 Turbot Street,                              Telex:  AA41040
BRISBANE, QUEENSLAND
                                                  Telephone:  (07) 221 8288

With Copy to: -

                  INTERNATIONAL OIL PROPRIETARY
                  33rd Floor,
                  BHP House,
                  140 William Street,             Telex:  AA32985
                  MELBOURNE, VICTORIA
                                                  Telephone:  (03) 602 4033

TRANSOIL (N.T.) PTY. LTD.
7th Floor,
27-35 Turbot Street,                              Telex:  AA41040
BRISBANE, QUEENSLAND
                                                  Telephone:  (07) 221 8288

FARMOUT DRILLERS NL
13 O'Connell Street,                              Telex:  AA70517
SYDNEY, NEW SOUTH WALES
AUSTRALIA                                         Telephone:  (02) 231 1844

27.2 How Notices Given All notices required or authorised to be given hereunder shall be given in writing by airmail cablegram telex or telegram postage or other charges prepaid and addressed to the Party concerned at its notified address. Any notice sent by telex or telegram shall be deemed to have been received on the next business day in the place of receipt following the day on which the telex or telegram is sent whether or not the telex or telegram is subsequently confirmed by letter and any notice sent by airmail postage prepaid in registered or certified cover shall be deemed to have been received on the expiration of five (5) business days (in the place of receipt) from the date of posting.

27.3 Australian Representative and Address Each Party hereto shall appoint and keep appointed a representative who shal1 be resident in the Commonwealth of Australia and whose address shall from time to time be advised in writing to the other Parties hereto.

28.               GENERAL

28.1 Mutual Indemnity Each Party which is the holder of a Working Interest will indemnify and keep indemnified all other Parties who are the holders of Working Interests from every claim demand action or liability resulting from any act of the indemnifying Party which is negligent unlawful or unauthorised by this Agreement.

28.2 Limited Invalidity If any term clause or provision of this Agreement shall be or shall be deemed to be invalid for any reason whatsoever such invalidity shall not affect the validity or operation of any other term clause or provision of this Agreement except only so far as may be necessary to give effect to such invalidity.

28.3 Waiver No waiver by any Party of a right or a default hereunder shall be deemed a waiver by such Party of any subsequent right to default whether of a like nature or otherwise.

28.4 How Monies Paid Any sum of money paid or tendered by the Parties hereto shall be validly and effectually paid or tendered if such payment is given delivered or made in legal currency or by bank cheque or by the Party's own cheque after presentment and clearance. All references to currencies shall mean Australian currency unless otherwise specifically indicated.

28.5 Successors Bound This Agreement shall enure for the benefit of and bind the Parties hereto and their assigns and successors in title. In this Agreement the singular shall include the plural and vice versa.

28.6 Further Assurances The Parties agree to execute such further instruments and do such further acts as may be necessary or desirable to carry out the agreements made herein.

28.7 Amendment This Agreement may not be amended except by one or more written instruments executed by all the Parties hereto.

28.8 No Partition No Party hereto shall resort to any action for partition or sale in lieu of partition of the Concession the Joint Facilities or any other property subject to this Agreement.

28.9 Counterparts This Agreement may be executed in any number of counterparts each of which shall be deemed an original but all of which shall constitute one and the same instrument.

                               THE FIRST SCHEDULE

                             THE EAST MEREENIE BLOCK

                                     PART A

Names of Party                                                  Percentage of
                                                                Working Interest
     Magellan                                                         35%
     Canso                                                            15%
     Oilmin                                                           21%
     Krewliff                                                         13.75%
     Transoi1                                                          9%
     Farmout                                                           6.25%


                                     PART B

1.       Deed of overriding royalty
         dated 28th December 1961
         creating 1/64th royalty in favour
         of Mildred M. and
         Ethel A. Hembdt


2.       Deed dated 1st December, 1964
         creating overriding royalties
         aggregating 3.25% in favour of
         Jarl Pty. Ltd. and others


3.       The C.L.C. Agreement creating
         a 1.5% royalty in favour of the
         Central Land Council

                               THE SECOND SCHEDULE

                             THE WEST MEREENIE BLOCK

                                     PART A

Names of Party                                                  Percentage of
                                                                Working Interest
     United                                                           30%
     Canso                                                            20%
     Oilmin                                                           21%
     Krewliff                                                         13.75%
     Transoi1                                                          9%
     Farmout                                                           6.25%


                                     PART B

1.       Deed of overriding royalty
         dated 27th April 1962 creating
         1/64th royalty in favour of
         Mildred M. and
         Ethel A. Hembdt

2.       Deed dated 1st December, 1964
         creating overriding royalties
         aggregating 3.25% in favour of
         Jarl Pty. Ltd. and others

3.       The C.L.C. Agreement creating
         a 1.5% royalty in favour of the
         Central Land Council

                               THE THIRD SCHEDULE

                                 THE CONCESSION

Names of Party                                                  Percentage of
                                                                Working Interest

     Magellan                                                         20%
     United                                                           15%
     Canso                                                            15%
     Oilmin                                                           21%
     Krewliff                                                         13.75%
     Transoil                                                          9%
     Farmout                                                           6.25%

                               THE FOURTH SCHEDULE



Operating Agreement dated 23rd day of August, 1962 between Magellan Petroleum Corporation and Exoil (N.T.) Pty. Ltd. (as amended) relating inter alia to an area identified thereon as "Area D".

Operating Agreement dated 23rd day of August, 1962 between United Canso Oil & Gas Ltd. and Exoil (N.T.) Pty. Ltd. (as amended) relating inter alia to an area identified therein as "Area F".

                               THE FIFTH SCHEDULE


               Diagram of Petroleum Lease 4 and Petroleum Lease 5

                  IN WITNESS WHEREOF the Parties hereto have executed this Agreement on the date hereinbefore written.


THE COMMON SEAL of MAGELLAN                   )
PETROLEUM (N.T.) PTY. LTD.                    )
was hereunto affixed in                       )
accordance with its Articles                  )
of Association in the                         )           /s/ Roy M. Hopkins
presence of:                                  )
                                                          /s/ Hedley Howard



THE COMMON SEAL of UNITED                     )
OIL & GAS CO. (N.T.) PTY.                     )
LTD. was hereunto affixed in                  )
accordance with its Articles                  )
of Association in the                         )           /s/ Roy M. Hopkins
presence of:                                  )
                                                          /s/ Hedley Howard



THE COMMON SEAL of CANSO                      )
RESOURCES LIMITED was hereunto                )
affixed in accordance with its Articles       )
of Association in the                         )           /s/ __________________
presence of:                                  )
                                                          /s/ __________________



THE COMMON SEAL of OILMIN                     )
(N.T.) PTY. LTD. was hereunto                 )
affixed in accordance with its Articles       )
of Association in the                         )           /s/ __________________
presence of:                                  )
                                                          /s/ __________________



THE COMMON SEAL of KREWLIFF                   )
INVESTMENTS PTY. LTD.                         )
was hereunto affixed in                       )
accordance with its Articles                  )
of Association in the                         )           /s/ __________________
presence of:                                  )
                                                          /s/ __________________

THE COMMON SEAL of TRANSOIL                   )
(N.T.) PTY. LTD. was hereunto                 )
affixed in accordance with its Articles       )
of Association in the                         )           /s/ __________________
presence of:                                  )
                                                          /s/ __________________



THE COMMON SEAL of FARMOUT                    )
DRILLERS N.L. was hereunto affixed            )
in accordance with its Articles               )
of Association in the                         )           /s/ __________________
presence of:                                  )
                                                          /s/ __________________



THE COMMON SEAL of INTERNATIONAL              )
OIL PROPRIETARY was hereunto affixed          )
in accordance with its Articles               )
of Association in the                         )           /s/ __________________
presence of:                                  )
                                                          /s/ __________________

                                  ANNEXURE "A"

--------------------------------------------------------------------------------

                              ACCOUNTING PROCEDURE

                              1. GENERAL PROVISIONS

1.       DEFINITIONS

         Any term used herein shall have the meaning assigned to it by the Operating Agreement to which this Accounting Procedure is attached.

2.       STATEMENTS AND ACCOUNTS

         The Operator shall debit each Non-Operator on or before the last day of a month for its proportionate share of costs and expenditures during such preceding month. Such accounts will show the details of all charges and credits for the Joint Account.

3.       PAYMENTS BY NON-OPERATOR

         Each Party shall pay its proportion of all such accounts within fifteen
         (15) days after receipt thereof. If payment is not made within such time the unpaid balance shall bear interest from the end of the said period at the Default Interest Rate until paid.

4.       ADJUSTMENTS

         Payments of any such accounts shall not prejudice the right of any Non-Operator to protest or question the correctness thereof. Subject to the exception noted in Clause 5 of this Section 1 all statements rendered to any Non-Operator by the Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four
         (24) months following the end of any such calendar year unless within the said twenty-four (24) month period such Non-Operator takes written exception thereto and makes a claim on the Operator for adjustment. The failure on the part of such Non-Operator to make a claim on the Operator for adjustment within such period shall establish the correctness thereof and preclude it from filing objections thereto or making claims for adjustment thereon. The provisions of this Clause shall not prevent adjustments resulting from physical inventory of property as provided for in Section 6 "Inventories" hereof.

5.       AUDITS

         (i) A Non-Operator upon not less than thirty (30) days notice in writing to the Operator and all the other Non-Operators shall have the right to audit the Operator's accounts and records relating to the accounting hereunder for any calendar year within the twenty-four (24) month period following the end of such calendar year provided however that the Non-Operator must take written exception to and make a claim upon the Operator for all discrepancies disclosed by the said audit within the said twenty-four (24) month period. Where there are two or more Non-Operators the Non-Operators shall make every reasonable effort to conduct joint or simultaneous audits in a manner which will result in a minimum of inconvenience to the Operator.

         (ii) The Operator shall cause its external auditors to carry out an audit of the Operator's accounts and records relating to the accounting hereunder for each period of twelve calendar months ending on each 30th June. Such audit shall be carried out as soon as is reasonably possible and the Operator shall forward a copy of the audit report given by such auditors to each Non-Operator. The costs of such audit shall be for the Joint Account.


                      2. OPERATING AND DEVELOPMENT CHARGES

Subject to limitations hereinafter prescribed the following items shall be charges for the Joint Account.

1.       RENTALS

         Rentals and like payments when such rentals are paid by the Operator for the Concession, the Joint Facilities or the Joint Account.

2.       LABOR

         (a) Salaries and wages of the Operator's employees in Australia and fees of the Operator's consultants in Australia directly engaged for the benefit of the Concession in the exploration development maintenance and operation thereof including salaries or wages paid to geologists and other employees in Australia who are temporarily assigned to and directly employed for the benefit of the Concession.

         (b) Salaries and wages and fees of the Operator's employees and consultants located outside Australia who are temporarily assigned to and directly employed for the benefit of the Concession when prior approval of the use of such employee is obtained by the Operator from the Non-Operators.

         (c) The Operator's cost of holidays vacation sickness disability benefits living and housing allowances travel time bonuses and other customary allowances applicable to the salaries and wages chargeable under sub-clauses (a) and (b) of this Clause and Clause 11 of this Section 2. Costs under this sub-clause
                  (c) may be charged on a "when and as paid" basis.

         (d) Costs of expenditures or contributions made pursuant to assessments imposed by Governmental Authority which are applicable to the Operator's labor cost of salaries and wages as provided under sub-clauses (a) and (b) of this Clause and Clause 11 of this Section 2.

         (e) Termination payments made by the Operator to employees who were directly engaged for the benefit of the Concession but who are no longer required for such purpose and as a result thereof whose employment by the Operator is terminated.

         (f) For the purpose of this Clause, the expression "Operator" shall include an Affiliate of the Operator and the provisions of this Clause 2 shall extend and apply to employees of such Affiliate as though they were employees of the Operator.

3.       EMPLOYEE BENEFITS

         The Operator's current cost of established plans for group life insurance hospitalisation pension retirement stock purchase bonus and other benefit plans of a like nature for its employees shall be applicable to the Operator's labor cost provided that where an employee is not engaged full time on the Concession a pro-rata proportion thereof only shall be charged.

4.       MATERIAL

         The material equipment and supplies purchased or furnished by the Operator for use on the Concession. So far as it is reasonably practical and consistent with efficient and economical operation only such material shall be purchased for or transferred to the Concession as may be required for immediate use and the accumulation of surplus stocks shall be avoided.

5.       TRANSPORTATION

         Transportation of employees consultants equipment material and supplies
         necessary  for  the  development   maintenance  and  operation  of  the
         Concession subject to the following limitations:-

         (a) If material is moved to the Concession from the vendor's or from the Operator's warehouse or other place no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store or railway receiving point where such material is available except by special agreement with the Non-Operators.

         (b) If surplus material is moved to the Operator's warehouse or other storage point no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store or railway receiving point except by special agreement with the Non-Operators.

6.       SERVICE

         (a)      Outside services:

                  The cost of contract services and utilities procured from outside sources.

         (b) Use of Operator's equipment and facilities as provided in Clause 5 of Section 3 entitled "Operator's exclusively owned facilities".

7.       DAMAGES AND LOSSES TO CONCESSION AND EQUIPMENT

         All costs or expenses necessary to replace or repair damages or losses not recovered by insurance or not borne by the Operator or a Non-Operator pursuant to the Agreement. The Operator shall furnish to the Non-Operators written notice of damages or losses incurred as soon as practicable after report of the same has been received by the Operator.

8.       LITIGATION EXPENSE

         All costs and expenses of litigation and arbitration or legal services otherwise necessary or expedient for the protection of the Concession and the Joint Facilities including legal fees and expenses as hereinafter provided together with the amount of all judgments and awards obtained against the parties or any of them on account of Work under the Agreement and actual expenses incurred by any Party or Parties hereto in securing evidence for the purpose of defending against any action or claim prosecuted against the Parties or the subject matter of the Agreement.

         (a) If all the Parties hereto shall so agree actions or claims affecting all the Parties may be handled by the legal staff of one or more of the Parties hereto; and a charge commensurate with cost of providing and furnishing such services rendered may be rendered for the Joint Account but no such charge may be made until approved by the legal advisers for the respective Parties.

         (b) Fees and expenses of legal advisers not on the legal staff of one or more of the Parties hereto shall not be charged for the Joint Account unless authorised by the Operating Committee which authorisation shall not be unreasonably withheld.

9.       TAXES

         All taxes of every kind and nature (except taxes measured by the income of the Parties and charges measured by a Party's share of Petroleum produced from the Concession) assessed or levied upon or in connection with the Concession which is the subject of the Agreement, the production therefrom or the operation thereof, and which taxes have been paid by the Operator for the benefit of the Parties hereto.

10.      INSURANCE AND CLAIMS

         (a) Premiums paid for insurance required to be carried for the benefit of the Parties together with all expenditures incurred and paid in settlement of any and all losses claims damages judgments and other expenses including legal services not recovered from insurance carrier.

         (b) If no insurance is required to be carried all the actual expenditures incurred and paid by the Operator in settlement of any and all losses claims damages judgments and any other expenses including legal services shall be charged to the Joint Account.

11.      DISTRICT AND CAMP EXPENSE (FIELD SUPERVISION AND CAMP EXPENSE)

         A pro rata portion of the salaries and expenses of the Operator's supervisory personnel and other employees serving the Concession and other properties in the same operating area, whose time is not allocated directly to the Concession, and a pro rata portion of the cost of maintaining and operating a field office and necessary sub-offices (if any) maintained for the convenience of the above described office and all necessary camps including housing facilities for employees if required used in the conduct of the operations on the Concession and other properties operated in the same locality. The expense of, less any revenue from, these facilities shall be inclusive of depreciation on the investment. Such charges shall be apportioned to all properties served on some equitable basis consistent with the Operator's accounting practice. When exploration operations are not being conducted these charges shall be allocated on a well basis to all properties served with each drilling well considered equivalent to six producing wells. If the facilities contemplated by this Clause, where they are owned by the Parties shall serve the Concession only, then all costs will be charged direct for the Joint Account. These charges shall be allocated to exploration development and production operations.

12.      ADMINISTRATIVE OVERHEAD

(a) All indirect costs including management and administrative overhead (whether in Australia or elsewhere) not included in provisions of
         Section 2 hereof other than this Clause 12 shall be charged as a percentage of costs in accordance with the following:-

         (i) for each well drilled, 5% of the first One Million Dollars expended thereon and 2% of all moneys thereafter expended thereon;

         (ii) for production facilities and pipelines, 5% of the first One Million Dollars and 3% thereafter of all costs incurred while carrying out an approved programme on such activities;

         (iii) for all other work, 5% of all costs incurred while carrying out an approved programme.

         The intention of the charges referred to in Clause 12.1 of this Section 2 is that the Operator shall neither gain nor lose from the carrying out of the functions of Operator hereunder and therefore the purpose of the foregoing administrative overhead charges is to reimburse the Operator fully for all indirect costs incurred suffered or borne by the Operator in carrying out such functions.

13.      OPERATOR'S FULLY OWNED WAREHOUSE OPERATING AND MAINTENANCE EXPENSE

         Any charges for the Operator's fully owned warehouse operating and maintenance expenses are to be agreed to in writing by the Operating Committee.

14.      OTHER EXPENDITURES

         Any expenditure, other than expenditures which are covered and dealt with by the foregoing provisions of this Section 2, incurred by the Operator for the necessary and proper development, maintenance, and operation of the Concession.

                    3. BASIS OF CHARGES FOR THE JOINT ACCOUNT

1.       PURCHASES

         Material and equipment purchased and service procured shall be charged at the price paid by the Operator after deduction of all discounts actually received.

2.       MATERIAL FURNISHED BY THE OPERATOR

         Material required for operations shall be purchased for direct charge for the Joint Account whenever practicable, except that the Operator may furnish such material from the Operator's stocks under the following conditions:-

         (a)      New Material (Condition "A").

                  (i) New material transferred from the Operator's warehouse or other properties shall be priced f.o.b. the nearest reputable supply store or railway receiving point, where such material is available, at current replacement cost of the same kind of material. This will include material such as tanks, pumping units, sucker rods, engines, and other major equipment. Tubular goods; two inch (2") and over, shall be priced on car-load basis effective at date of transfer and f.o.b. railway receiving point nearest the Concession, regardless of quantity transferred.

                  (ii) Other material shall be priced on basis of a reputable supply company's preferential price list effective at date of transfer and f.o.b. the store or railway receiving point nearest the joint account operation where such material is available.

                  (iii) Cash discount shall not be allowed.

         (b)      Used material (Conditions "B" and "C").

                  (i) Material which is in sound and serviceable condition and is suitable for re-use without reconditioning shall be classed as Condition "B" and priced at seventy-five percent (75%) of new price.

                  (ii) Material which cannot be classified as Condition "B" but which -

                           (a)      after   reconditioning   will   be   further
                                    serviceable for original function as good secondhand material (Condition "B") or

                           (b)      is   serviceable   for   original   function
                                    but   substantially    not    suitable   for
                                    reconditioning,

                           shall be classed as Condition "C" and priced at fifty percent (50%) of new price.

                  (iii)    Material  which cannot be classified as Condition "B"
                           or   Condition   "C"  shall  be  priced  at  a  value
                           commensurate with its use.

                  (iv)     Tanks,  buildings,   and  other  equipment  involving
                           erection   costs  shall  be  charged  at   applicable
                           percentage of knocked down new price.

3.       PREMIUM PRICES

         Whenever materials and equipment are not readily obtainable at the customary supply point and at prices specified in Clauses 1 and 2 of this Section 3, because of national emergencies, strikes or other unusual causes over which the Operator has no control the Operator may charge the Parties for the required materials on the basis of the
         Operator's direct cost and expense incurred in procuring such materials, in making it suitable for use, and in moving it to the location, provided, however, that notice in writing is furnished to the Non-Operators of the proposed charge prior to debiting the Non-Operators for the material and/or equipment acquired pursuant to this provision, whereupon any Non-Operator shall have the right by so electing and notifying the Operator within ten (10) days after receiving notice from the Operator, to furnish in kind, or in tonnage as the Parties may agree, at the location nearest railway receiving point, or the Operator's storage point within a comparable distance, all or part of his share of material and/or equipment suitable for use and acceptable to the Operator.

         Transportation costs on any such material furnished by the Non-Operators, at any point other than at the location, shall be borne by such Non-Operators. If, pursuant to the provision of this Clause, and the Non-Operators furnish material and/or equipment in kind the Operator shall make appropriate credits therefor to the account of the said Non-Operators.

4.       WARRANTY OF MATERIAL FURNISHED BY THE OPERATOR

         The Operator does not warrant the material furnished beyond or back of the dealer's manufacturer's guarantee; and in case of defective material, credit shall not be passed until adjustment has been received by the Operator from the manufacturers or their agents.

5.       THE OPERATOR'S EXCLUSIVELY OWNED FACILITIES

         The following rates shall apply to service rendered by facilities owned exclusively by the Operator:-

         (a) Water, fuel, power, compressor and other auxiliary services at rates commensurate with cost of providing and furnishing such service to the Concession but not exceeding rates currently prevailing in the field where the Concession is located.

         (b) Automotive equipment at rates commensurate with cost of ownership and operation. Such rates should generally be in line with the schedule of rates adopted by recognised organisations as recommended uniform charges for the Joint Account and revised from time to time. Automotive rates shall include cost of oil, gas, repairs, insurance and other operating expense and depreciation; and charges shall be based on use in actual service on, or in connection with, operations on the Concession. Truck and tractor rates may include wages and expenses of the driver.

         (c) A fair rate shall be charged for the use of drilling and cleaning out tools and any other items of the Operator's fully owned machinery or equipment which shall be ample to cover maintenance, repairs, depreciation, and the service furnished the Concession; provided that such charges shall not exceed those currently prevailing in the field where the Concession is located. Pulling units shall be charged at hourly rates commensurate with the cost of ownership and operation, which shall include repairs and maintenance, operating supplies, insurance, depreciation and taxes. Pulling unit rates may include wages and expenses of the Operator.

         (d) A fair rate shall be charged for laboratory services performed by the Operator for the benefit of the Parties, such as gas, water core, and any other analyses and tests; provided such charges shall not exceed those currently prevailing if performed by outside service laboratories.

         (e)      Whenever  requested,   the  Operator  shall  inform  the  Non-
                  Operators in advance of the rates it proposes to charge.

         (f) Rates shall be revised and adjusted from time to time when found to be either excessive or insufficient.

                   4. DISPOSAL OF LEASE EQUIPMENT AND MATERIAL

The operator shall be under no obligation to purchase the interest of the Non-Operators in surplus new or secondhand material. The disposition of major items of surplus material, such as derricks, tanks, engines, pumping units, and tubular goods, shall be subject to mutual determination by the Parties hereto; provided the Operator shall have the right to dispose of normal accumulations of junk and scrap material either by transfer or sale from the Concession.

1.       MATERIAL PURCHASED BY THE OPERATOR OR THE NON-OPERATORS

         Material purchased by either the Operator or any Non-Operator shall be credited by the Operator to the Joint Account for the month in which the material is removed by the purchaser.

2.       DIVISION IN KIND

         Division of material in kind, if made between the Operator and the Non-Operators shall be in proportion to their respective interests in such material. Each Party will thereupon be charged individually with the value of the material received or receivable by each Party, and the corresponding credits will be made by the Operator to the Joint
         Account. Such credits shall appear in the monthly statement of operations.

3.       SALES TO OUTSIDERS

         Sales to outsiders of material from the Concession shall be credited by the Operator to the Joint Account of the net amount collected by the Operator from the purchaser. Any claims by the purchaser for defective material or otherwise shall be charged back for the Joint Account if and when paid by the Operator.

                    5. BASIS OF PRICING MATERIAL TRANSFERRED

Material purchased by either the Operator or any Non-Operator or divided in kind, unless otherwise agreed, shall be valued on the following basis.

1.       NEW PRICE DEFINED

         New price as used in the following clauses shall have the same meaning and application as that used above in Section 3 "Basis of charges for the Joint Account."

2.       NEW MATERIAL

         New materials (Condition "A"), being new material procured for the Joint Account but never used thereon at one hundred percent (100%) of current new price (plus sales tax, if any).

3.       GOOD USED MATERIAL

         Good used material (Condition "B"), being used material in sound and serviceable condition suitable for re-use without reconditioning:-

         (a) At seventy-five percent (75%) of current new price if material was charged for the Joint Account as new, or

         (b) At sixty-five percent (65%) of current new price if material was originally charged for the Joint Account as secondhand at seventy-five percent (75%) of the new price.

4.       OTHER USED MATERIAL

         Used material (Condition "C") at fifty percent (50%) of current new price, being used material which:-

         (a) After reconditioning will be further serviceable for original function as good secondhand material (Condition "B"), or

         (b) Is serviceable for original function but substantially not suitable for reconditioning.

5.       BAD ORDER MATERIAL

         Material and equipment (Condition "D") which is no longer usable for its original purpose without excessive repair cost but is further usable for some other purpose shall be priced on a basis comparable with that of items normally used for that purpose.

6.       JUNK

         Junk (Condition "E"), being obsolete and scrap material at prevailing prices.

7.       TEMPORARILY USED MATERIAL

         When the use of material is temporary and its service does not justify the reduction in price as provided in Clause 3(b) above, such material shall be priced on a basis that will leave a net charge for the Joint Account consistent with the value of the service rendered.

                                 6. INVENTORIES

1.       PERIODIC INVENTORIES, NOTICE AND REPRESENTATION

         At least annually inventories shall be taken by the Operator of material, subject to the Agreement which shall include all such material as is ordinarily considered controllable by Operators of oil and gas properties. Written notice of intention to take inventory shall be given by the Operator at least thirty (30) days before any inventory is to begin so that the Non-Operators may be represented when any inventory is taken.

         Failure of any Non-Operator to be represented at an inventory shall bind such Non-Operator to accept the inventory taken by the Operator, who shall in that event furnish such Non-Operator with a copy thereof.

2.       RECONCILIATION AND ADJUSTMENT OF INVENTORIES

         The reconciliation of inventory with charges for the Joint Account shall be made by each Party at interest, and a list of averages and shortages shall be jointly determined by the Operator and the Non-Operators. Inventory adjustments shall be made by the Operator for averages and shortages, but the Operator shall be held accountable to the Non-Operators only for shortages due to lack of reasonable diligence.

3.       SPECIAL INVENTORIES

         Special inventories may be taken at the expense of the purchaser, whenever there is any sale or change of interest in the Concession; and it shall be the duty of the Party selling to notify all other Parties hereto as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be represented and shall be governed by the inventory so taken, which shall be taken at the cost of the purchaser.

                                       "B"


                              FORM OF CROSS CHARGE


THIS DEED is made the _____________ day of ______________ 198___ Between


[Here  insert  details  of  participant   granting  this  Cross  Charge  -  each
Participant will execute a separate Cross Charge] (hereinafter called "the Mortgagor") of the First Part


MAGELLAN PETROLEUM (N.T.) PTY. LTD. a Company incorporated in the State of Queensland and having its registered office in the Northern Territory at C/- Veritatem Nominees (N.T.) Pty. Ltd., 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin (hereinafter called "Magellan"),

UNITED OIL & GAS CO. (N.T.) PTY. LTD. a Company incorporated in the State of Queensland and having its registered office in the Northern Territory at C/- Veritatem Nominees (N.T.) Pty. Ltd., 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin aforesaid (hereinafter called "United"),

CANSO RESOURCES LIMITED a Company incorporated in the State of New South Wales and having its registered office in the Northern Territory at

(hereinafter called "Canso"),

OILMIN (N.T.) PTY. LTD. a Company incorporated in the State of Queensland and having its registered office in the Northern Territory at C/- Veritatem Nominees (N.T.) Pty. Ltd., 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin aforesaid (hereinafter called "Oilmin"),

KREWLIFF INVESTMENTS PTY. LTD. a Company incorporated in the State of New South Wales and having its registered office in the Northern Territory at C/- Veritatem Nominees (N.T.) Pty. Ltd., 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin aforesaid (hereinafter called "Krewliff"),

TRANSOIL (N.T.) PTY. LTD. a Company incorporated in the State of Queensland and having its registered office in the Northern Territory at C/- Veritatem Nominees (N.T.) Pty. Ltd., 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin aforesaid (hereinafter called "Transoil"),

FARMOUT DRILLERS NL a Company incorporated in the Australian Capital Territory and having its registered office in the Northern Territory at C/- Wilson, Bishop, Bowes & Craig, City Mutual Building, 62 Cavenagh Street, Darwin aforesaid (hereinafter called "Farmout"), all of which are the Parties hereto of the Second Part

AND

OILMIN (N.T.) PTY. LTD. a Company incorporated in the State of Queensland and having its registered office in the Northern Territory at C/- Veritatem Nominees (N.T.) Pty. Ltd., 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin aforesaid and its respective successors as Operator under the Mereenie Operating Agreement as hereinafter defined (hereinafter called "the Operator") of the Third Part

W H E R E A S:

A. Pursuant to an agreement made the ______________ day of ______________ 1983 between the Parties hereto and INTERNATIONAL OIL PROPRIETARY (hereinafter called "the Mereenie Operating Agreement"), the Parties hereto provided for their respective rights and obligations with respect to Petroleum Leases 4 and 5, and parts of Extension No. 1 of Oil Permit 175 and Oil Permit 178 all granted under the Petroleum (Prospecting & Mining) Act 1954-1982 of the Northern Territory of Australia.

B. By the terms of the Mereenie Operating Agreement certain payments are to be made from time to time to the Operator by each of the Participants and by the Operator in its capacity as a Participant to meet such Participant's obligations under the Mereenie Operating Agreement.

C. The Participants have agreed to enter into this Deed for the purpose of securing the obligations of the Mortgagor to make the payments referred to in Recital B hereof.

NOW THIS DEED WITNESSES that the Participants hereby covenant and agree as follows:-

1.       In this Deed,  the following terms shall have the following meanings: -

1.1 "Concession" shall have the meaning given to it by Clause 1.1.5 of the Mereenie Operating Agreement.

1.2 "Defaulting Participant" means the Mortgagor when it is in default in the payment of any Indebtedness payable by such Participant or Operator.

1.3 "Due Date" means the date on which any sum becomes properly due and payable from the Mortgagor to the Operator or to any other Participant pursuant to the Mereenie Operating Agreement.

1.4 "Indebtedness" means any sum referred to in the definition of Due Date plus interest as referred to in the Mereenie Operating Agreement, properly due and unpaid.

1.5 "Joint Facilities" shall have the meaning given to it by Clause 1.1.11 of the Mereenie Operating Agreement.

1.6 "Operator" means any person from time to time holding the appointment of Operator under the Mereenie Operating Agreement.

1.7 "Participating Interest" shall mean the share or interest of the Mortgagor in the Concession, the Joint Facilities, the products derived from or produced from the Concession and whether or not taken in kind, its rights and obligations under the Sales Contracts (and any of them), and its rights and obligations under any other agreements or instruments relative to or for the implementation of the Mereenie Operating Agreement.

1.8 "Participants" means the Parties to this Deed of the Second Part and their successors and permitted assigns.

1.9 "Sales Contracts" means any contract for the sale of products from the Concession in which the Mortgagor is the seller or one of the sellers thereunder and whether or not executed before or after the Mereenie Operating Agreement or this Deed.

1.10     "Special Charge" means a charge held by any Special Chargee.

1.11     "Special  Chargee"  means  any  chargee  who  holds a  charge  from the
         Mortgagor over its Working Interest, which charge complies substantially with Clause 19.4 of the Mereenie Operating Agreement and to the extent it charges the Working Interest of the Mortgagor ranks in point of security immediately after this Deed and who has given notice of the creation of such charge to all Participants within 21 days of the date of this Deed or from the date of the creation of such charge, whichever is the later.

1.12 In this Deed, unless the context otherwise requires, the singular includes the plural and vice versa.

2. For the purpose of securing the rights of the Participants and Operator who are not in default for the recovery of Indebtedness of the Mortgagor, the Mortgagor as such:-

(a) hereby covenants with each of the other Participants and the Operator as such to pay to them jointly all Indebtedness owing by it (but without in any way restricting their rights to enforce any other remedy for the recovery of such Indebtedness); and

(b) for the purposes of securing such covenants hereby by way of first charge charges as beneficial owner its Participating Interest in favour of the other Participants and the Operator (as such) jointly to secure the payment of any and all of its Indebtedness to the extent that such charge shall be a first floating charge except that as regards the present and future interest of the Mortgagor in:-

         (i)      the Concession;

         (ii)     the Sales Contracts and the sale proceeds thereunder;

         (iii) any freehold and leasehold land included amongst the Joint Facilities; and

         (iv) any single item of plant or equipment being Joint Facilities the current new price thereof being in excess of $50,000;

         such charge shall be a first fixed charge but shall be subject to the exercise by a Participant of its rights under Clause 17 of the Mereenie Operating Agreement. Such first floating charge and first fixed charge shall rank ahead of and in priority to any and all other mortgages, charges, security interests or other encumbrances given, entered into or incurred by the Mortgagor in respect to its Participating Interest and the Mortgagor hereby covenants with each of the other Participants and the Operator (as such) that any such other mortgage, charge, security interest or other encumbrance which may be given or entered into by it shall acknowledge the priority of and be subject to the charge in favour of the other Participants and the Operator (as such) hereby created and shall contain a provision that any such other mortgage, charge, security interest or other encumbrance is thereby postponed to the rights of the other Participants and the Operator (as such) hereunder.

3.1      If on the expiration of:-

(a) fifteen (15) days from the Due Date of any Indebtedness of the Mortgagor; and

(b) twenty-one (21) days from the date of receipt by all Special Chargees who took a Special Charge from the Mortgagor of a notice which notice may be given at any time after the Due Date from another Participant informing the Special Chargee that the Mortgagor had incurred Indebtedness, the Indebtedness of the Mortgagor has not been paid by Mortgagor or by or at the direction of any Special Chargee of the Mortgagor, the Operator may take action pursuant to this Deed in its own name to enforce the charge granted hereby and exercise the powers herein contained in respect of all Indebtedness owing by the Mortgagor and shall take such action if requested to do so by any Non-Defaulting Participant.

3.2 If the Operator shall have been requested to take action pursuant to the preceding provisions and shall have refused or neglected to do so for a period of seven (7) days after the date of such request then (and only then) the Party or Parties who made such request may subject to the rights of the other Parties hereunder take action pursuant to this Deed in the name of the Operator or in the name or names of the Party or Parties who made such request to enforce the charge granted hereby in respect of all Indebtedness owing by the Mortgagor to all Chargees hereunder.

3.3 Notwithstanding anything hereinbefore in Clauses 3.1 to 3.4 inclusive and 7 hereof to the contrary the Operator shall not take any such action in respect of any Indebtedness (other than Indebtedness owing to the Operator as such) if directed in writing by all the Non-Defaulting Participants to refrain from taking such action.

3.4 The Mortgagor hereby irrevocably appoints the Operator (provided it is not a Defaulting Participant) (and, to the extent empowered by Clauses
         3.1 to 3.3 hereof inclusive to take action hereunder, each Non-Defaulting Participant), as its attorney to take action on behalf of such Party to enforce the charge granted hereby in respect of Indebtedness owing to such Party including the making of any declaration in respect to the stamping of this Deed and the payment of any stamp duty payable thereon.

4. The first floating charge created by this Deed shall not of itself (subject always to the provisions of the Mereenie Operating Agreement) hinder any sale or other dealings of the Mortgagor in the ordinary course of or for the purpose of carrying on its business of or with the property and assets charged thereby prior to any Indebtedness arising. Except as provided in Clause 6(b) of this Deed none of the property or assets charged by this Deed, whether by way of first floating charge or first fixed charge, shall be subject to any charge, mortgage, security, interest or other encumbrance ranking either in priority to or pari passu with the charge created by this Deed.

5. The Operator or any other Participant entitled pursuant to Clause 3 hereof to take action to enforce the said charge may at any time after its entitlement to enforce the said charge arises appoint a Receiver or a Receiver and Manager (hereinafter referred to as "the Receiver") of the property and assets of the Mortgagor charged hereunder (hereinafter called "the Charged Property") and may in like manner from time to time remove any Receiver so appointed and appoint another in his stead. Any such appointment or removal shall be in writing.

6. A Receiver so appointed shall be deemed the agent of the Mortgagor which shall be solely responsible for his acts and defaults and for his remuneration. The Receiver or Operator or any other party to this Deed entitled pursuant to Clauses 3.1 to 3.4 inclusive hereof to take action to enforce the said charge (hereinafter referred to as "the Enforcing Party" which expression shall include the Receiver) may exercise any or all of the following powers, authorities and discretions (which shall be interpreted separately and not be reference to one another) in addition to all other powers, authorities and discretions conferred on him by law and subject always to the terms and conditions of the Mereenie Operating Agreement:-

(a) to take possession of, collect and get in the Charged Property and for that purpose to take any proceedings in the name of the Mortgagor or otherwise as seem expedient and to give effectual receipts accordingly for the same;

(b) to cause the Mortgagor to continue to be associated with the other Participants pursuant to the Mereenie Operating Agreement as a party thereto and to fulfil its several obligations thereunder or under the Sales Contracts or concur in the continuance of the same and for that purpose to use any of the funds of such Participant and for that purpose to raise and use money on the Charged Property in priority to this charge;

(c) to receive store and/or sell what otherwise would have been the Mortgagor's share of products derived from or produced from the Concession (provided such products are not the subject of a Sales Contract) on terms and conditions similar to those which may have been obtained by any other Participant and the exercise of such powers by the Receiver shall not be prevented or hindered by the terms hereof;

(d)      to let or lease any or all of the Charged Property;

(e) to sell or concur in selling any of the Charged Property either at public auction or by private treaty and either for a lump sum or a sum payable by instalments or for a sum on account and a mortgage or charge for the balance, in each case after giving to the Mortgagor and each Special Chargee at least seven (7) days' notice of his intention to sell and to carry any such sale into effect by conveying and transferring in the name and on behalf of the Mortgagor or otherwise and the Mortgagor shall execute all such assurances, deeds and instruments and do all such acts and things whatsoever as may be necessary to vest the Charged Property in the person or persons who purchase the same;

(f) to execute all such contracts, deeds, transfers and other assurances in the name and on behalf of the Mortgagor for the purpose of carrying into effect any of the powers and authorities conferred on the Enforcing Party as he may see fit;

(g)      to make any arrangement or compromise which he thinks expedient;  and

(h) generally to do or cause to be done such acts and things representing the Charged Property (without being responsible for any loss or damage which happens thereby) as he may think necessary and which could have been done or caused to be done by any Receiver if he had the absolute ownership of the Charged Property.

Any person paying money to or otherwise dealing with the Enforcing Party shall not be concerned to enquire whether any event has occurred to authorise the Enforcing Party to act and the receipt of any such Enforcing Party for any moneys arising under any of the powers aforesaid shall be a sufficient discharge without obliging the persons paying the same to see to the application thereof.

7. The proceeds in respect of the Charged Property of the Mortgagor derived from the exercise of the powers referred to in Clause 6 hereof for the sale thereof shall be applied:-

FIRSTLY: in payment of any moneys having priority to the charge hereby created;

SECONDLY:         in  payment  of  all  costs,   charges  and  expenses  of  and
                  incidental to the appointment of the Receiver and the exercise by the Enforcing Party of all or any of the powers aforesaid including the reasonable remuneration of the Enforcing Party;

THIRDLY: to the Operator the amount of any Indebtedness to the extent that the same has not been paid by other Participants in accordance with the provisions of Clause 17.3 of the Mereenie Operating Agreement, and to the Participants who have paid their full proportionate share of any Indebtedness on behalf of the Mortgagor in accordance with the provisions of Clause
                  17.3 of the Mereenie Operating Agreement such proportionate share of any Indebtedness so paid and not otherwise recovered; and then

FOURTHLY:         all amounts (if any)  recovered in excess  of the sum required to discharge the Indebtedness shall subject to proper claims enforceable under other encumbrances be paid to the Mortgagor.

Save as aforesaid neither the Non-Defaulting Participants nor the Operator (unless it be a Participant in default) shall be under any liability to the Enforcing Party for his remuneration costs, charges or expenses or otherwise.

8. Claims arising from the priority described within the paragraph "THIRDLY" of Clause 7 hereof shall as between such claims rank pari passu with the result that if the amount realised in any such action shall be insufficient to discharge all Indebtedness described in such clause the amount available therefor shall be apportioned among the claimants in proportion to their respective claims.

9. The charge created by this Deed shall be deemed a running and continuing security notwithstanding any settlement on account of particular
Indebtedness or any other matter or thing whatsoever and shall remain in full force until a final discharge thereof has been executed by the Operator and the Non-Defaulting Participants.

10. Insofar as this charge pertains to the Participating Interest of the Mortgagor enforcement hereof shall also be subject to the provisions of Clauses 19.4.2(a), 19.4.2(b), 19.4.2(c), 18 and 28.8 of the Mereenie Operating Agreement and in the event of any conflict between this Deed and a Deed in the form of Annexure "D" to the Mereenie Operating Agreement on the one hand and the said Clauses of the Mereenie Operating Agreement on the other hand the latter shall prevail.

11. The Mortgagor and each Participant shall from time to time execute and deliver such further charges and other documents (including without limiting the generality of the foregoing, mortgages or charges collateral hereto of its interest in all or some of the titles constituting the Concession in a form registrable as a legal mortgage or charge under the laws pursuant to which such titles are granted) as may be reasonably requested by any chargee in order to confirm or effectuate the intent and purposes of this Deed. The Mortgagor shall forthwith duly register or record this Deed and shall file or record such other notice or documents relating thereto in such jurisdictions as may be required by law to perfect the security hereby given.

12. The Mortgagor hereby covenants with each of the other Participants that it has full power to charge the Charged Property as provided herein and also that, if default is made in payment of the Indebtedness or any part thereof, it shall be lawful for the Operator or other party or parties (as applicable having regard to the provisions of Clauses 3.1 to 3.4 inclusive and 7 hereof), to enter into and upon or receive and thenceforth quietly hold, occupy, and enjoy, or take, and have the Charged Property or any part thereof, without any lawful interruption or disturbance by the Mortgagor and that, freed and discharged from or otherwise by the Mortgagor sufficiently indemnified against, all estates, encumbrances, claims and demands whatever, other than those subject whereto the Charge is expressly made.

13. The Mortgagor and each Participant hereby covenants with each of the other Participants to execute and deliver all such assurances, deeds and instruments and do all such acts and things whatsoever as may be necessary to release and discharge or to substitute by way of additional security (as appropriate) in respect to the first fixed charge hereby created the present and future interest of the Mortgagor in:-

(a) each Sales Contract to the extent necessary to accord with the interest of the Mortgagor from time to time under each such Sales Contract as notified pursuant to the provisions thereof; and

(b) the Concession to the extent necessary to give effect to the Mereenie Operating Agreement;

and to duly register, file or record all such notices or documents relating thereto in such jurisdictions as may be required by law to perfect such release, discharge or substitution as aforesaid.

14. All notices required to be given by or pursuant to this Deed shall unless otherwise provided in this Deed be given in accordance with the provisions of Clause 27 of the Mereenie Operating Agreement.

15. This Deed shall take effect as of the date first above set forth when one or more counterparts thereof shall have been signed by each of the Parties listed on the first page hereto and such signed counterparts shall have been delivered by each of such Parties to each of the other such Parties. Upon termination of the Mereenie Operating Agreement each of the Parties to whom a charge is granted hereunder shall promptly execute and deliver a release and discharge of such charge provided that there be in fact no Indebtedness then owing under such charge.

16. This Deed shall be governed by and be construed in accordance with the laws of the Northern Territory of Australia and for the purposes of this Deed the Parties hereby consent and submit to the jurisdiction of the Courts of such Territory.


IN WITNESS WHEREOF the Parties hereto have executed this Deed on the day and the year first hereinbefore written.

                                       "C"


                              FORM OF PRIORITY DEED


THIS DEED is made the _____________ day of ______________ 198___ between

MAGELLAN PETROLEUM (N.T.) PTY. LTD. a Company incorporated in the State of Queensland and having its registered office in the Northern Territory at C/- Veritatem Nominees (N.T.) Pty. Ltd., 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin (hereinafter called "Magellan") of the First Part

UNITED OIL & GAS CO. (N.T.) PTY. LTD. a Company incorporated in the State of Queensland and having its registered office in the Northern Territory at C/- Veritatem Nominees (N.T.) Pty. Ltd., 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin aforesaid (hereinafter called "United") of the Second Part

CANSO RESOURCES LIMITED a Company incorporated in the State of New South Wales and having its registered office in the Northern Territory at

(hereinafter called "Canso") of the Third Part

OILMIN (N.T.) PTY. LTD. a Company incorporated in the State of Queensland and having its registered office in the Northern Territory at C/- Veritatem Nominees (N.T.) Pty. Ltd., 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin aforesaid (hereinafter called "Oilmin") of the Fourth Part

KREWLIFF INVESTMENTS PTY. LTD a Company incorporated in the State of New South Wales and having its registered office in the Northern Territory at C/- Veritatem Nominees (N.T.) Pty. Ltd., 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin aforesaid (hereinafter called "Petromin") of the Fifth Part

TRANSOIL (N.T.) PTY. LTD. a Company incorporated in the State of Queensland and having its registered office in the Northern Territory at C/- Veritatem Nominees (N.T.) Pty. Ltd., 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin aforesaid (hereinafter called "Transoil") of the Sixth Part

FARMOUT DRILLERS NL a Company incorporated in the Australian Capital Territory and having its registered office in the Northern Territory at C/- Wilson, Bishop, Bowes & Craig, City Mutual Building, 62 Cavenagh Street, Darwin aforesaid (hereinafter called "Farmout") of the Seventh Part

AND

[Here insert Chargee referred to in Clause 19.4 of Mereenie Operating Agreement] (hereinafter called "the Special Lender") of the Eighth Part

W H E R E A S:

A. Pursuant to an agreement made the _______________ day of ______________ 1983 between the parties of the first to seventh parts inclusive and INTERNATIONAL OIL PROPRIETARY (hereinafter called "the Mereenie Operating Agreement"), the parties thereto provided for their respective rights and obligations with respect to Petroleum Leases 4 and 5 and parts of Extension No. 1 of Oil Permit 175 and Oil Permit 178 all granted under the Petroleum (Prospecting & Mining) Act 1954-1982 of the Northern Territory of Australia.

B. The Mereenie Operating Agreement contains provisions relating to the form and substance of any charge to be given by a Participant over its Participating Interest and in particular specifies that such a charge will be subject to a Clause 17 Cross Charge and requires that any Chargee (referred to in Clause 19.4 of the Mereenie Operating Agreement) shall contemporaneously with the creation of any charge over the Participating Interest of a Participant execute and deliver to each of the Participants a Deed substantially in the form of this Deed.

C. Each of the parties of the first to seventh parts hereof have executed a Clause 17 Cross Charge in favour of all of the other parties.

D. [Here insert Chargor referred to in Clause 19.4 of Mereenie Operating Agreement] (hereinafter referred to as "the Company") proposes to charge in favour of the Special Lender the whole of its Participating Interest.

NOW THIS DEED WITNESSES that the Parties hereby covenant and agree as follows:-

1.       In this Deed the following terms shall have the following meanings:-

1.1 "Clause 17 Cross Charge" means any one or more of the charges to be entered into by the parties to the Mereenie Operating Agreement in accordance with the provisions of Clause 17.5 thereof.

1.2 "Concession" shall have the meaning given to it by Clause 1.1.5 of the Mereenie Operating Agreement.

1.3 "Indebtedness" means the date on which any sum becomes properly due and payable from the Participant (including the Operator) to the Operator or to any other Participant or from the Operator as such to any Participant from the Operator in its capacity as a Participant, all pursuant to the Mereenie Operating Agreement.

1.4 "Joint Facilities" shall have the meaning given to it by Clause 1.1.11 of the Mereenie Operating Agreement.

1.5 "Operator" shall have the meaning given to it by Clause 1.1.13 of the Mereenie Operating Agreement.

1.6 "Participant" means the parties hereto of the first to the seventh parts.

1.7 "Participating Interest" shall mean the share or interest of the Participant concerned in the Concession, the Joint Facilities, the products derived from or produced from the Concession and whether or not taken in kind, its rights and obligations under the Sales Contracts (and any of them), and its rights and obligations under any other agreements or instruments relative to or for the implementation of the Mereenie Operating Agreement.

1.8      "Project Charge" means any Clause 17 Cross Charge given by the Company.

1.9 "Project Chargee" means the Participants (including the Operator) from time to time which have the benefit as Chargee under the Project Charge.

1.10 "Sales Contracts" means any contract for the sale of products from the Concession in which one or more of the Participants (including the Operator) is a seller, and whether or not executed before or after the Mereenie Operating Agreement or this Deed.

1.11 "Special Charges" means [here insert details of charge referred to in Clause 19.4 of the Mereenie Operating Agreement] and any charge or encumbrance granted by the Company to Special Lender over the whole or any part of the Participating Interest of the Company as amended from time to time and whether or not such charge or encumbrance also includes any other property of the Company.

1.12 "Special Lender" means [here insert Chargee referred to in Clause 19.4 of the Mereenie Operating Agreement] which includes its successors and assigns.

1.13 In this Deed, unless the context otherwise requires, the singular shall include the plural and vice versa.

2. The Special Lender hereby acknowledges to each of the Project Chargees that as between the Project Chargees and the Special Lender:-

(a)      the order of priorities in point of security shall be:-

         First:            the security constituted by the Project Charge; and

         Secondly:         the security constituted by the Special Charges,

         and such priority shall extend at all times and for all purposes to moneys expressed to be secured by such securities, whenever the liability to pay such moneys arose and whether or not at any time such liability was a present liability or a prospective liability (within the meaning of those expressions for the purpose of the Companies Act 1974 of the Northern Territory of Australia).

(b) the Special Charges shall be subject to all the rights and remedies of the Project Chargees under the Mereenie Operating Agreement and the Project Charge.

NOTWITHSTANDING:

         (i) the respective dates or order of execution or registration of the Project Charge and the Special Charges;

         (ii) anything contained in any of the Project Charge or the Special Charges or the order in which any moneys secured by the said documents or any of them are advanced or become payable; or

         (iii) any other matter or thing whatsoever or any rule of law or equity to the contrary.

3. As soon as it is aware of the same each Project Chargee shall give written notice to the Special Lender of the incurrence of any Indebtedness by the Company.

4. The Special Lender hereby covenants with each of the Project Chargees that so long as the Company shall be a party to the Mereenie Operating Agreement:-

(a) the Special Charges are subject to all of the rights and remedies of the Parties under the Mereenie Operating Agreement and the Project Charge;

(b) that in exercise of its rights under the Special Charges the Special Lender or any receiver or receiver and manager appointed under any of the Special Charges or any person claiming through or under the Special Lender or any receiver or receiver and manager shall not (except as provided in Clause 19.5 of the Mereenie Operating Agreement) sell a constituent part or parts of the Company's Participating Interest but only the whole or a fractional part of that Participating Interest, it shall be a condition of that sale that the purchaser:-

         (i) shall first enter into an agreement with the other Participants in the same terms (mutatis mutandis) as are specified in Clause 19.3.3 of the Mereenie Operating Agreement in relation to an agreement to be entered into by a proposed assignee from one of the Participants; and

         (ii) shall within ten (10) days after the completion of such assignment duly register or record a Clause 17 Cross Charge in those jurisdictions as may be required by law to perfect the security thereby given;

(c) that the Special Lender or any receiver or receiver and manager appointed under any of the Special Charges or any person claiming through or under the Special Lender or any receiver or receiver and manager shall not partition or seek to partition whether by order of court or otherwise the Concession or any Joint Facilities whether real or personal or any other rights acquired or held by or on behalf of the Parties, under, pursuant to or subject to the Mereenie Operating Agreement;

(d) that the Special Lender or any receiver or receiver and manager appointed under any of the Special Charges or any person claiming through or under the Special Lender or any receiver or receiver and manager shall not without the prior consent of all Parties, waive, release, surrender or forfeit the whole or any part of the Individual Interest so charged;

(e) that each of the Special Charges shall be subject to and shall rank subsequent in priority for all purposes to the Project Charge in respect to all assets of the Company charged from time to time under the Project Charge and is hereby postponed to the rights of the Project Charges under the Project Charge in respect to all assets of the Company charged from time to time under the Project Charge.

5. The Special Lender hereby covenants with the Parties to execute and deliver all such assurances, deeds and instruments and do all such acts and things whatsoever as may be necessary to release and discharge or to substitute by way of additional security (as appropriate) in respect to any fixed charge created by any of the Special Charges over the present and future interest of the Company in any items subject to a first fixed charge referred to in Clause 2(b) of each Clause 17 Cross Charge and to duly register, file or record all such notices or documents relating thereto in such jurisdictions as may be required by law to perfect such release, discharge or substitution as aforesaid.

6. Each of the Project Chargees covenants with the Special Lender that it will not enforce or seek to enforce the Project Charge until twenty-one (21) days after the Special Lender has received the notice referred to in Clause 3 thereof.

7. Each of the Project Chargees acknowledges that the Special Charges in their form as at the date hereof comply with the Mereenie Operating Agreement.

8. The Special Lender covenants with the Project Chargees that it will not assign or transfer or otherwise deal with any of its rights to the security constituted by the Special Charges unless the assignment, transfer or dealing is made expressly subject to the terms of this Deed and the assignee or transferee binds itself to the satisfaction of each of the other Project Chargees and the Special Lender in substantially the same manner as the assignor or transferor under this Deed is bound.

9. Each of the Project Chargees covenants with each other and with the Special Lender that it will not assign or transfer or otherwise deal with any of its rights to the security constituted by the Project Charge unless the assignment, transfer or dealing is made expressly subject to the terms of this Deed and the assignee or transferee binds itself to the satisfaction of each of the other Project Chargees and the Special Lender in substantially the same manner as the assignor or transferor under this Deed is bound.

10. Each party hereby covenants with each of the other parties as a separate covenant that for the purposes of this Deed it submits itself to the jurisdiction of the courts of the Northern Territory of Australia.

                      BETWEEN:



                      MAGELLAN PETROLEUM (N.T.) PTY. LTD.
                      UNITED OIL & GAS CO. (N.T.) PTY. LTD.
                      CANSO RESOURCES LIMITED
                      OILMIN N.L.
                      PETROMIN NO LIABILITY
                      TRANSOIL NO LIABILITY
                      FARMOUT DRILLERS NL
                      INTERNATIONAL OIL PROPRIETARY









                          MEREENIE OPERATING AGREEMENT

                           AMENDMENT 3RD OCTOBER, 1984









                          Chambers McNab Tully & Wilson
                          Solicitors & Notaries
                          324 Queen Street
                          BRISBANE  4000

                          Telephone:  228 9333 (RAN)
                          ------------------------------

              M E R E E N I E   O P E R A T I N G   A G R E E M E N T

                                A M E N D M E N T


                                TABLE OF CONTENTS


Clause                              Heading                                 Page

1.                DEFINITIONS:  INTERPRETATION                                2

                  1.1      Definitions                                        2
                  1.2      Interpretation                                     3

2.                AMENDMENT:  CLAUSE 1.1 MEREENIE
                  OPERATING AGREEMENT                                         4

                  2.1      Amendment Clause 1.1.11                            4
                  2.2      Amendment Clause 1.1.24                            5

3.                AMENDMENT:  CLAUSE 2 MEREENIE
                  OPERATING AGREEMENT                                         5

                  3.1      Amendment Clause 2.1                               5
                  3.2      Amendment Clause 2.2                               6
                  3.3      Amendment Clause 2.3                               7
                  3.4      Amendment Clause 2.4(b)                            7

4.                AMENDMENT:  CLAUSE 5.1 MEREENIE
                  OPERATING AGREEMENT                                         7

                  4.1      Amendment Clause 5.1                               7

5.                AMENDMENT:  CLAUSE 9.6 MEREENIE
                  OPERATING AGREEMENT                                         8

                  5.1      Amendment Clause 9.6                               8

6.                AMENDMENT:  CLAUSE 11.4 MEREENIE
                  OPERATING AGREEMENT                                        10

                  6.1      Amendment Clause 11.4                             10

Clause                              Heading                                 Page

7.                AMENDMENT:  CLAUSE 12 MEREENIE
                  OPERATING AGREEMENT                                        10

                  7.1      Amendment Clause 12.2                             10
                  7.2      Amendment Clause 12.2(a)                          11
                  7.3      Amendment Clause 12.2(b)                          11
                  7.4      New Clause 12.6                                   12

8.                AMENDMENT:  CLAUSE 17.4 MEREENIE
                  OPERATING AGREEMENT                                        12

                  8.1      Amendment Clause 17.4                             12

9.                AMENDMENT:  CLAUSE 17.5 MEREENIE
                  OPERATING AGREEMENT                                        13

                  9.1      Amendment Clause 17.5(b)                          13

10.               AMENDMENT:  CLAUSE 19.4 MEREENIE
                  OPERATING AGREEMENT                                        13

                  10.1     Amendment Clause 19.4.2(i)                        13
                  10.2     Amendment Clause 19.4.3(b)                        13

11.               COUNTERPARTS                                               13

                  11.1     Counterparts                                      13

                          MEREENIE OPERATING AGREEMENT

                                    AMENDMENT



THIS AGREEMENT made as of the Third day of October, 1984 BETWEEN

MAGELLAN PETROLEUM (N.T.) PTY. LTD. a Company incorporated in the State of Queensland and having its registered office in the Northern Territory at c/- Veritatem Nominees (N.T.) Pty. Ltd., 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin (hereinafter called "Magellan") of the First Part

UNITED OIL & GAS CO. (N.T.) PTY. LTD. a Company incorporated in the State of Queensland and having registered office in the Northern Territory at c/- Veritatem Nominees (N.T.) Pty. Ltd., 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin aforesaid (hereinafter called "United") of the Second Part

CANSO RESOURCES LIMITED a Company incorporated in the State of New South Wales and having its registered office in the Northern Territory at c/- Wardell Nominees Pty. Ltd., First Floor, 19 The Mall, Darwin aforesaid (hereinafter called "Canso") of the Third Part

OILMIN N.L. a Company incorporated in the State of Queensland and having its registered office in the Northern Territory at c/- Veritatem Nominees (N.T.) Pty. Ltd., 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin aforesaid (hereinafter called "OILMIN") of the Fourth Part

PETROMIN NO LIABILITY a Company incorporated in the State of New South Wales and having its registered office in the Northern Territory at c/- Veritatem Nominees (N.T.) Pty. Ltd., 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin aforesaid (hereinafter called "Petromin") of the Fifth Part

TRANSOIL NO LIABILITY a Company incorporated in the State of Queensland and having its registered office in the Northern Territory at c/- Veritatem Nominees (N.T.) Pty. Ltd., 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin aforesaid (hereinafter called "Transoil") of the Sixth Part

FARMOUT DRILLERS NL a Company incorporated in the State of New South Wales and having its registered office in the Northern Territory at c/- Wilson, Bishop, Bowes & Craig, City Mutual Building, 62 Cavenagh Street, Darwin aforesaid (hereinafter called "Farmout") of the Seventh Part

AND

INTERNATIONAL OIL PROPRIETARY a Company incorporated in the State of Victoria having its registered office at 33rd Floor, BHP House, 140 William Street, Melbourne in the said State (hereinafter called "International") of the Eighth Part

W H E R E A S:

A. By the Mereenie Operating Agreement Magellan, United, Canso, Oilmin (N.T.) Pty. Ltd., Krewliff Investments Pty. Ltd., Transoil (N.T.) Pty. Ltd., Farmout and International agreed as to the manner in which they would own and operate their interests in the Concession.

B. By the Transfer Agreement Oilmin (N.T.) Pty. Ltd., Krewliff Investments Pty. Ltd. and Transoil (N.T.) Pty. Ltd. assigned all their rights titles and obligations under the Mereenie Operating Agreement to Oilmin, Petromin and Transoil respectively.

C. The Parties now wish to amend the Mereenie Operating Agreement on the terms and conditions herein contained.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.       DEFINITIONS:  INTERPRETATION

1.1 Definitions. Certain terms used in this Agreement have the following meanings assigned to them:

         1.1.1 "Agreement" means this agreement, its recitals, its annexures and its schedule.

         1.1.2 "Brewer Facility" means the lands outlined in red in the First Schedule hereto, the facilities being or to be established thereon for the handling and storage of Petroleum produced from the Concession together with the simplified refiner (consisting of and limited to the two Val Verde distillation units owned by the Parties andassociated facilities for the handling and storage of the products from such units) being or to be established thereon for the purpose of refining Petroleum produced from the Concession but the expression shall not include any other facilities for the refining of Petroleum produced from the Concession whether such facilities are an expansion or extension of the said Val Verde units, a refinery to be established pursuant to a study to be carried out under the agreement which is Schedule 2 to the said Petroleum Leases 4 and 5 or otherwise.

         1.1.3 "Ghan Road Facility" means the temporary facilities established at Ghan Road, Alice Springs in the Northern Territory of Australia for the handling and storage of Petroleum produced from the Concession.

         1.1.4 "Mereenie Operating Agreement" means the operating agreement dated 27th April 1984 entered into by Magellan, United, Canso, Oilmin (N.T.) Pty. Ltd., Krewliff Investments Pty. Ltd., Transoil (N.T.) Pty. Ltd., Farmout and International relating to Petroleum Leases 4 and 5, and parts of Extension No. 1 of Oil Permit 175 and Oil Permit 178 in the Northern Territory of Australia.

         1.1.5 "Project Finance" shall mean any moneys borrowed by all the Working Interest holders at the same time either with or without security for expenditure on Work or the acquisition for the Joint Account of plant, equipment or other property (whether real or personal) which will be part of the Concession or the Joint Facilities together with such other finance as the Operating Committee unanimously decides shall fall within the definition of Project Finance.

         1.1.6 "Transfer Agreement" means an agreement made 22nd June 1984 between Magellan, United, Canso, Oilmin (N.T.) Pty. Ltd., Krewliff Investments Pty. Ltd., Transoil (N.T.) Pty. Ltd., Farmout Drillers NL, Oilmin, Transoil, Petromin and International Oil Proprietary and the transfer documents referred to therein by which Oilmin (N.T.) Pty. Ltd., Krewliff Investments Pty. Ltd. and Transoil (N.T.) Pty. Ltd. transferred all their right title and interest in and under the Mereenie Operating Agreement to Oilmin, Petromin and Transoil respectively.

1.2      Interpretation.   In  this  Agreement,   unless  the  context  requires
         otherwise:-

         1.2.1 words, phrases and expressions ascribed a meaning by the Mereenie Operating Agreement shall bear that meaning when used herein unless the context requires otherwise;

         1.2.2    monetary references are references to Australian currency;

         1.2.3. the headings to any clauses or sub-clauses do not affect the interpretation thereof;

         1.2.4 words importing the singular include the plural and vice versa;

         1.2.5    reference to a person includes a corporation and vice versa.

2.       AMENDMENT:  CLAUSE 1.1 MEREENIE OPERATING AGREEMENT

2.1 Amendment Clause 1.1.11. Clause 1.1.11 of the Mereenie Operating Agreement is amended by in line six after "Concession" inserting ", the Ghan Road Facility or the Brewer Facility", and by adding "and except any pipeline facilities for the transport of Petroleum or Petroleum products from the Concession which facilities are to be owned and operated by the Parties under a separate joint operating agreement" to the end thereof so that the said Clause 1.1.11 as amended is as follows:-

         "1.1.11 "Joint Facilities" save as hereinafter excepted, shall mean all real and personal property, wells, equipment, machinery, plants and other facilities now held by or on behalf of the Parties hereto, or any of them, on or with respect to the Concession, or hereinafter acquired for the Joint Account for present or contingent use or to be held for such use in operations conducted for the Joint Account, including without limiting the generality thereof the Ghan Road Facility and the Brewer Facility except the Concession, and except the OIME SL750 drilling rig and ancillary equipment currently used for drilling operations on the Concession and except any pipeline facilities for the transport of Petroleum or Petroleum products from the Concession which facilities are to be owned and operated by the Parties under a separate joint operating agreement."

2.2 Amendment Clause 1.1.24. Clause 1.1.24 of the Mereenie Operating Agreement is amended by in line ten after "Concession" inserting ", the establishment and operation of the Ghan Road Facility, the establishment and operation of the Brewer Facility, the transport of Petroleum by road to the Ghan Road Facility or the Brewer Facility, the despatch of Petroleum by rail or road transport from the Ghan Road
         Facility  or the Brewer  Facility to buyers or  refiners  thereof,  the despatch of Petroleum products by road or rail transport from the Brewer Facility to buyers thereof but excluding any pipeline facilities for the transport of Petroleum or Petroleum products from the Concession which facilities are to be owned and operated by the Parties under a separate joint operating agreement, and to do all things reasonably conducive thereto" so that the said clause 1.1.24 as amended is as follows:-

         "1.1.24 "Work" shall mean all exploration, development, processing, reporting, analysing, studying or any other operations or actions of whatsoever kind which are appropriate to the exploration of the Concession, the assessing of the Petroleum content of the Concession, the investigation of the feasibility of carrying out Petroleum production operations on the Concession and the carrying out of Petroleum production operations on the Concession, the establishment and operation of the Ghan Road Facility, the establishment and operation of the Brewer Facility, the transport of Petroleum by road to the Ghan Road Facility or the Brewer Facility, the despatch of Petroleum by rail or road transport from the Ghan Road Facility or the Brewer Facility to buyers or refiners thereof, the despatch of Petroleum products by road or rail transport from the Brewer Facility to buyers thereof but excluding any pipeline facilities for the transport of Petroleum or Petroleum products from the Concession which facilities are to be owned and operated by the Parties under a separate joint operating agreement, and to do all things reasonably conducive thereto when the foregoing are authorised or required under the terms of this Agreement."

3.       AMENDMENT:  CLAUSE 2 MEREENIE OPERATING AGREEMENT

3.1 Amendment Clause 2.1. Clause 2.1 of the Mereenie Operating Agreement is deleted and replaced with the following:-

         "2.1 Operating Agreement. The Parties hereby agree as from the date hereof that this Agreement shall be the Operating Agreement applying as a single Operating Agreement to the Concession and the Joint Facilities and that at the date hereof this Agreement is the sole agreement between the Parties with respect to its subject matter. As from the date hereof the documents described in the Fourth Schedule shall be of no further effect with respect to the Concession but notwithstanding the foregoing, no Party shall be relieved of any liability or obligation in existence as at the date hereof with respect to the Concession and such documents or agreements shall remain in effect for the purpose of final settlement of such liabilities or obligations between the Parties and shall also remain in effect with respect to any areas titles or rights (other than the Concession) which are subject to the terms thereof. Notwithstanding the foregoing if the Parties agree to install or establish on the lands which are included in the Brewer Facility, facilities for refining Petroleum produced from the
         Concession which are an expansion of or are additional to the simplified refiner consisting of the two Val Verde units referred to in the Brewer Facility then the Brewer Facility shall cease to be subject to the Mereenie Operating Agreement and the Brewer Facility and such further refining facilities shall be owned and operated by the Parties under a separate joint operating agreement and not under the Mereenie Operating Agreement."

3.2 Amendment Clause 2.2. Clause 2.2 of the Mereenie Operating Agreement is amended by in line four after "Concession" inserting "and establishing and operating the Joint Facilities" so that the said Clause 2.2 as amended is as follows:-

         "2.2 Venture of Parties. Pursuant to this Agreement the Parties shall be associated in a venture to appraise reserves of Petroleum in and to develop and produce Petroleum in payable quantities from the Concession and establishing and operating the Joint Facilities and to do all things reasonably conducive thereto."

3.3 Amendment Clause 2.3. Clause 2.3 of the Mereenie Operating Agreement is amended by in the third line after "Concession" inserting "or the Joint Facilities" and in line four after "Concession" inserting "and the Joint Facilities" so that the said Clause 2.3 as amended is as follows:-

         "2.3 Duration of Venture. The venture constituted hereby ("the Venture") shall continue while the Parties hold the Concession or the Joint Facilities or any part thereof or until one Party only remains the sole holder of the Concession and the Joint Facilities whichever shall first occur and thereafter until there has been a final accounting between the Parties pursuant to this Agreement."

3.4 Amendment Clause 2.4(b). Clause 2.4(b) of the Mereenie Operating Agreement is amended by after "Concession" insert "the Brewer Facility" so that the said Clause 2.4(b) as amended is as follows:-

         "(b)     Generally to  keep the  Concession and the  Brewer Facility in good standing;"

4.       AMENDMENT:  CLAUSE 5.1 MEREENIE OPERATING AGREEMENT

4.1 Amendment Clause 5.1. Clause 5.1 of the Mereenie Operating Agreement is amended by in line one after "Concession" insert "and the Joint Facilities" so that the said Clause 5.1 as amended is as follows:-

         "5.1 Initial Operator. The Operator of the Concession and the Joint Facilities at the date of commencement of this Operating Agreement is Oilmin. If Oilmin ceases for any reason to be the initial Operator Magellan shall be entitled to elect to be the Operator by delivering to all Working Interest holders notice to that effect prior to the holding of a meeting of the Operating Committee to appoint a successor to Oilmin as initial Operator but such right shall not be transferrable or assignable by Magellan."

5.       AMENDMENT:  CLAUSE 9.6 MEREENIE OPERATING AGREEMENT

5.1 Amendment Clause 9.6. Clause 9.6 of the Mereenie Operating Agreement is deleted and replaced with the following:-

         "9.6     Votes Required For Committee Decisions.

                  (a) The Party which is in default in the making of a payment due under this Agreement shall not (except as provided in Clause 9.6(d) hereof) be entitled to attend or vote at a meeting of the Operating Committee. A decision made by the Operating Committee in the absence of such a Party shall be binding on that Party. Upon a vote of the Operating Committee each representative shall have the number of votes equal to the Working Interest or Working Interests of the Party or Parties which he represents. In the event of an equality of votes the decision shall be in the negative.

                  (b)      Decisions of the Operating Committee in respect of:-

                           (i) the Work necessary to satisfy the work and expenditure obligations of the Concession and any other requirements necessary to maintain the Concession in good standing and the Joint Facilities in a safe and operable condition;

                           (ii) the production of Petroleum from the Concession to enable the Parties to meet their respective obligations for the sale of the respective shares thereof;

                           (iii) during the currency of any Project Finance, decisions reasonably necessary to avoid any breach of any obligations by any of the Parties in relation to such Project Finance, and decisions reasonably necessary to maintain production, transportation and refining of Petroleum and products therefrom at levels which will enable each Party to meet its obligations under any Project Finance;

                           (iv) the review adoption and revision of detailed programmes and budgets to give effect to decisions made pursuant to the preceding paragraphs (i) to (iii) inclusive of this clause;

                           (v)      applications  for or for the  renewal of all
                                    appropriate   titles   necessary   for   the
                                    purposes of this Agreement;

                           (vi) dealings with all governmental authorities in relation to the Venture;

                           (vii) dealings with the Central Land Council in relation to the CLC Agreement or the Joint Venture;

                           (viii) all matters referred to in this Agreement as being the subject of decision or determination by the Operating Committee other than matters in respect of which unanimity or a particular majority is specified;

                           (ix) all other matters necessarily incidental to any of the foregoing matters,

                           shall be made by a simple majority vote of the representatives of the Parties present and voting which majority shall comprise the representatives of not less than two Parties,

                  (c) Decisions of the Operating Committee as to the replacement and appointment of the Operator shall be made by the majorities provided for in Clause 5 of this Agreement.

                  (d) All other decisions of the Operating Committee (other than those which are to be made by a specified majority) shall be made by a unanimous vote of the representatives of all Parties (including the representatives of a Party which has failed to make a payment under this Agreement)."

6.       AMENDMENT:  CLAUSE 11.4 MEREENIE OPERATING AGREEMENT

6.1 Amendment Clause 11.4. Clause 11.4 of the Mereenie Operating Agreement is amended by in line four after "Concession" inserting "or the Joint Facilities" so that the said Clause 11.4 as amended is as follows:-

         "11.4 Treatment of Any Subsidy or Contribution. In the event that any subsidy or other contribution is paid to the Operator or to any of the other Parties hereto as a result of any event relating to the Concession or the Joint Facilities all such sums shall be credited to the Party or Parties contributing thereto in proportion to their contributions."

7.       AMENDMENT:  CLAUSE 12 MEREENIE OPERATING AGREEMENT

7.1 Amendment Clause 12.2. The first paragraph of Clause 12.2 is amended by in line five inserting after "Segments" the words "but in the case of operating costs for the transportation of Petroleum from the Concession and operating costs for all Work other than that carried out on the Concession for a period of one (1) calendar month instead of the said period of three (3) calendar months," so that the said first paragraph of Clause 12.2 as amended is as follows:-

         "12.2 Call By Operator. The Operator shall have the option of requiring the Non-Operators to advance their respective portions of costs and expenses for a period of three (3) calendar months consisting of a Quarterly Segment or parts of two Quarterly Segments, but in the case of operating costs for the transportation of Petroleum from the Concession and operating costs for all Work other than that carried out on the Concession for a period of one (1) calendar month instead of the said period of three (3) calendar months, (and whether or not a Detailed Estimate of Expenditure is binding on the Parties with respect thereto) in accordance with the following:-"

7.2 Amendment Clause 12.2(a). Clause 12.2(a) of the Mereenie Operating Agreement is amended by in the second line changing "will" to "may", in the fifth line after "month" inserting "or one (1) calendar month (as the case may be)" and in the final line thereof after "month" inserting "or one (1) calendar month (as the case may be)" so that the said Clause 12.2(a) as amended is as follows:-

         "(a) On or before the last day of any calendar month during the term hereof, the Operator may debit the Parties for their estimated respective shares of the authorised costs and expenses anticipated for the ensuing three (3) calendar months or one (1) calendar month (as the case may be) period and in making such debit the Operator shall show a credit for any amounts previously called relating to anticipated costs for any part of the three (3) calendar months or one (1) calendar month (as the case may be) period concerned."

7.3 Amendment Clause 12.2(b). Clause 12.2(b) is deleted and the following substituted in its place:-

         "(b) Before the Operator shall be obliged to execute any contract or undertake any commitment for the carrying out of Work or the acquisition of any property (whether real or personal) for the Joint Account the Operator may debit the Parties for their respective shares of the liability estimated to be incurred pursuant to any such contract or commitment notwithstanding that the Work or liability concerned may extend beyond the period of three (3) months or one (1) month (as the case may be) referred to in sub-clause (a) of this Clause 12.2."

7.4 New Clause 12.6. A new Clause 12.6 shall be inserted to read as follows:-

         "12.6 Use of Project Finance. The Parties agree that subject to any unanimous qualifying direction from the Operating Committee it is their intention that Project Finance will be drawn down to the fullest extent possible to meet calls and invoices from the Operator pursuant to this Clause 12 before the Parties are required to use funds from their own sources to meet such calls or invoices but lack of such Project Finance shall not excuse or relieve a Party from paying any call or invoice made in accordance with the terms of this Agreement."

8.       AMENDMENT:  CLAUSE 17.4 MEREENIE OPERATING AGREEMENT

8.1 Amendment Clause 17.4. Clause 17.4 of the Mereenie Operating Agreement is amended by in the fifth line after "Party" " inserting "and shall be deemed to have advanced such amounts to the Defaulting Party", in the fifth line after "may" inserting "sue" and in the seventh line after "Clause 17." inserting the sentence "The amount owing by a Defaulting Party to a Paying Party shall bear interest at the Default Interest Rate until the Paying Party has recovered the same in full." so that the said Clause 17.4 as amended is as follows:-

         "17.4 Rights of Contributing Party. A Non-Defaulting Party (including the Operator in its capacity as a Party) which pays to the Operator or bears all of the amounts due by it under Clause 17.3 hereof is hereinafter called "a Paying Party" and shall be deemed to have advanced such amounts to the Defaulting Party and may sue to recover the same but without prejudice to any other rights and remedies, invoke the provisions of this Clause 17. The amount owing by a Defaulting Party to a Paying Party shall bear interest at the Default Interest Rate until the Paying Party has recovered the same in full."

9.       AMENDMENT:  CLAUSE 17.5 MEREENIE OPERATING AGREEMENT

9.1 Amendment Clause 17.5(b). Clause 17.5(b) of the Mereenie Operating Agreement is deleted and the following substituted in its place:-

         "(b) to the Paying Parties of any debt due and interest payable to them or any of them pursuant to Clause 17.4 hereof;"

10.      AMENDMENT: CLAUSE 19.4 MEREENIE OPERATING AGREEMENT

10.1 Amendment Clause 19.4.2(i). Clause 19.4.2(i) of the Mereenie Operating Agreement is amended by in line four deleting "19.5" and substituting "19.2".

10.2 Amendment Clause 19.4.3.(b). Clause 19.4.3(b) of the Mereenie Operating Agreement is amended by in line four deleting "Individual" and substituting "Working".

11.      COUNTERPARTS

11.1     Counterparts.   This  Agreement  may  be  executed  in  any  number  of
         counterparts each of which shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement on the date hereinbefore written.

SIGNED by MAGELLAN PETROLEUM                  )
(N.T.) PTY. LTD. by its duly constituted      )
Attorney HEDLEY HOWARD pursuant to            )      MAGELLAN PETROLEUM (N.T.)
Power of Attorney dated 25th October 1984     )      PTY. LTD.
who hereby certifies that he has no notice    )      by its Attorney:
of revocation of such Power of Attorney       )
in the presence of:                           )           /s/ Hedley Howard
                                                     ...........................

      /s/ _________________________

SIGNED by UNITED OIL & GAS CO.                )
(N.T.) PTY. LTD. by its duly constituted      )
Attorney HEDLEY HOWARD pursuant to            )      UNITED OIL & GAS CO. (N.T.)
Power of Attorney dated 25th October 1984     )      PTY. LTD.
who hereby certifies that he has no notice    )      by its Attorney:
of revocation of such Power of Attorney       )
in the presence of:                           )           /s/ Hedley Howard
                                                     ...........................

      /s/ _________________________


SIGNED by CANSO RESOURCES                     )
LIMITED by its duly constituted Attorney      )
JOHN PATRICK KELLY pursuant to                )
Power of Attorney dated 23rd October 1984     )      CANSO RESOURCES LIMITED
who hereby certifies that he has no notice    )      by its Attorney:
of revocation of such Power of Attorney       )
in the presence of:                           )           /s/ John P. Kelly
                                                     ...........................

      /s/ William Singley


SIGNED by OILMIN N.L. by its duly             )
constituted Attorney WILLIAM SINGLEY          )
pursuant to Power of Attorney                 )
dated 25th October 1984 who hereby            )      OILMIN N.L.
certifies that he has no notice of            )      by its Attorney:
revocation of such Power of Attorney          )
in the presence of:                           )           /s/ William Singley
                                                     ...........................

      /s/ John P. Kelly


SIGNED by PETROMIN NO LIABILITY               )
by its duly constituted Attorney              )
WILLIAM SINGLEY pursuant to Power             )
of Attorney dated 25th October 1984           )      PETROMIN NO LIABILITY
who hereby certifies that he has no notice    )      by its Attorney:
of revocation of such Power of Attorney       )
in the presence of:                           )           /s/ William Singley
                                                     ...........................

      /s/ John P. Kelly

SIGNED by TRANSOIL NO LIABILITY               )
by its duly constituted Attorney              )
WILLIAM SINGLEY pursuant to Power             )
of Attorney dated 25th October 1984           )      TRANSOIL NO LIABILITY
who hereby certifies that he has no notice    )      by its Attorney:
of revocation of such Power of Attorney       )
in the presence of:                           )           /s/ William Singley
                                                     ...........................

      /s/ John P. Kelly


SIGNED by FARMOUT DRILLERS                    )
NL by its duly constituted Attorney           )
JOHN PATRICK KELLY pursuant to                )
Power of Attorney dated 23rd October 1984     )      FARMOUT DRILLERS NL
who hereby certifies that he has no notice    )      by its Attorney:
of revocation of such Power of Attorney       )
in the presence of:                           )           /s/ John P. Kelly
                                                     ...........................

      /s/ William Singley


SIGNED by INTERNATIONAL OIL                   )
PROPRIETARY by its duly constituted           )
Attorney JOHN MORTON VAUGHAN                  )      INTERNATIONAL OIL
pursuant to Power of Attorney dated           )      PROPRIETARY
25th October 1984 who hereby certifies        )      by its Attorney:
that he has no notice of revocation of        )
such Power of Attorney in the presence of:    )           /s/ John M. Vaughan
                                                     ...........................

      /s/ _________________________